                                                                     Exhibit 2.1



                          Articles of Incorporation      Filing fee:
                            (PURSUANT TO NRS 78)         Receipt #:
                               STATE OF NEVADA

  [Filed Stamp]            [State of Nevada Seal]

                               STATE OF NEVADA
                             Secretary of State
(For office use)
                                                         (For filing office use)


    IMPORTANT: Read instructions on reverse side before completing this form.
                         TYPE OR PRINT (BLACK INK ONLY)

1.   NAME OF CORPORATION:  World's Fare, Inc.

2. RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

     Name of Resident Agent:        Resident Agency National

     Street Address:       377 South Nevada Street   Carson City County
                           Street No. Street Name

                           Carson City               NV       89701
                           City                               Zip

3.   SHARES: (number of shares the corporation is authorized to issue)

     Number of shares with par value:       none     Par value:        N/A
     Number of shares without par value:    1000

4.   GOVERNING BOARD: shall be styled as (check one):  X  Directors____Trustees

     The FIRST BOARD OF DIRECTORS shall consist of    one    members and the
     names and addresses are as follows:

     Michael A. Ruby                13295 N. 94th Way                 Scottsdale, AZ  85260
     Name                           Address                           City/State/Zip

     Name                           Address                           City/State/Zip

     Name                           Address                           City/State/Zip

5. PURPOSE (optional -- see reverse side): The purpose of the corporation shall be:
                  Investment and Holding Company

6. PERSONAL LIABILITY (pursuant to NRS 78.037): Check one:_____Accept XX Decline (if you chose accept see 6(a))

     6(a)If you chose accept, please check one:__________Limiting
     __________Eliminating

7. OTHER MATTERS: Any other matters to be included in these articles may be noted on separate pages and incorporated by reference herein as a part of these articles: Number of pages attached None .

8. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: (signatures must be notarized)

     Michael A. Ruby
     Name (print)                                              Name (print)
     13295 N. 94th Way               Scottsdale, AZ  85260
     Address                         City/State/Zip            Address                                        City/State/Zip
     /s/Michael A. Ruby
     Signature                                                 Signature
                                                               Subscribed and sworn to before me this
                                                               21st day of
     Name (print)
                                                                        March            , 1994.
     Address                         City/State/Zip
                                                                                /s/G. Blume
     Signature                                                                           Notary Public

9:   CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT    [NOTARY SEAL]

I, Resident Agency National hereby accept appointment as Resident Agent for the above named corporation.


/s/ Catherine A. Mead                                       March 22, 1994
Signature of Resident Agent                                           Date

[Filed Stamp]       CERTIFICATE OF AMENDMENT OF ____            [Receipt Stamp]

No.      C 4435-94                          World's Fare, Inc.
__________________                        ______________________
                                            Name of Corporation

         We the undersigned             Donald R. Kern                      and
                              __________________________________
                            President or Vice President

         Donald R. Kern              of       World's Fare, Inc.
       __________________                  ______________________
    Secretary or Assistant Secretary          Name of Corporation

    do hereby certify:

         That the Board of Directors of said corporation at a meeting duly convened held on the 7th day of May, 1997 adopted a resolution to amend
                        _____        _________

    the original articles as follows:

         Article  3         is hereby amended to read as follows:
                ____

     50,000,000 authorized shares of common stock at $0.001 par value

     Delete wording of 1000 shares of no par value







     The number of shares of the corporation outstanding and issued to vote on an amendment to the Articles of Incorporation is 1000 that the said __________ and amendment have been consented to and approved by a majority vote of the stockholders _________________________ each class of stock outstanding and _____________________ thereof.

                                            /s/Donald R. Kern
                                            ___________________________________
                                               President or Vice President


                                            ___________________________________
                                               Secretary or Assistant Secretary

State of Arizona     )
                     ) ss.
County of Maricopa   )

     On May , 1997 personally appeared before me _________________ Donald R. Kern and acknowledged that they executed the above instrument.


                                            David B. Stocker
                                            ___________________________________
                                                 Signature of Notary

                                [Seal of Notary]

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION


                               World's Fare, Inc.
                ------------------------------------------------
                              Name of Corporation


         We the undersigned         Kendall Q. Northern (president)       and
                            ---------------------------------------------
                                     President or Vice President

         Earl J. Cook            of               World's Fare, Inc.
--------------------------------    --------------------------------------------
Secretary or Assistant Secretary                 Name of Corporation

do hereby certify:

         That the Board of Directors of said corporation at a meeting duly

convened held on the    14th    day of       July              , 1998 adopted a
                     ----------        ------------------------
resolution to amend the original articles as follows:

         Article      1         is hereby amended to read as follows:
                 ----------

"The name of the corporation shall be FutureOne, Inc."










         The number of shares of the corporation outstanding and issued to vote on an amendment to the Articles of Incorporation is Below that the said changes(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereof.

         7,520,125                       /s/ Kendall Q. Northern
                                         ---------------------------------------
                                               President or Vice President

                                         /s/ Earl J. Cook
                                         ---------------------------------------
                                            Secretary or Assistant Secretary

State of Arizona           )
                           ) ss.
County of Maricopa         )

     On           August 8, 1998           personally appeared before me, a
        ----------------------------------
Notary Public,         Kendall Q. Northern (president)          and acknowledged
               ------------------------------------------------
 that they executed the above instrument.


                                         /s/ Earl J. Cook
                                         ---------------------------------------
                                                  Signature of Notary


[Seal of Notary]

                                         RECEIPT NO.              FY9800050538
                                         ARIZONA BAR FOUNDATION
                                         03/12/1998                     175.00
                                         REC'D BY KIM DRAGO            $125.00

              FILED                                   ARTICLES OF EXCHANGE
       IN THE OFFICE OF THE                              BY AND BETWEEN
    SECRETARY OF STATE OF THE
         STATE OF NEVADA                                FUTUREONE, INC.
                                                    (An Arizona Corporation)
           MAR 30 1998
                                                              AND
           NO. C4435-94
         /s/ DEAN HELLER                               WORLD'S FARE, INC.
 DEAN HELLER, SECRETARY OF STATE                     (A Nevada Corporation)



         THESE ARTICLES OF EXCHANGE dated this 20 day of February, 1998, by and between FutureOne, Inc., an Arizona Corporation (hereinafter referred to as "FutureOne"), and World's Fare, Inc., a Nevada Corporation (hereinafter referred to as "World's Fare").

                                    RECITALS

         FutureOne has an aggregate number of authorized shares of capital stock being a single class, common stock without series, consisting of One Hundred Million (100,000,000) shares, $0.01 par value, of which Six Million Three Hundred Fifty-Four Thousand Nine Hundred and Ninety (6,354,990) shares are fully paid, issued and outstanding on the books of the Corporation (pre-exchange). FutureOne reserves the right to amend the issued and outstanding shares to compensate for shares sold under FutureOne's Private Placement Memorandum dated November 26, 1997.

         The principal office of FutureOne is located at 4250 East Camelback Road, Suite K-192, Phoenix, Arizona 85018; David B. Stocker, 4745 North Seventh Street, Suite 234, Phoenix, Arizona 85014, is the registered agent of record upon whom service of process for FutureOne may be received within the state of Arizona, and the corporation is governed by Arizona law.

         World's Fare has an aggregate number of authorized shares of capital stock being a single class, common stock without series, consisting of Fifty Million (50,000,000) shares, $0.001 par value, of which Five Hundred Thousand (500,000) shares are fully paid, issued and outstanding on the books of the Corporation (pre-exchange).

         The principal office of World's Fare is located at 669 Peoria Street, Suite 289, Aurora, Colorado 80011; Resident Agency National, 377 South Nevada Street, Carson City, Nevada 89703 is the registered agent of record upon whom service of process for World's Fare may be received within the state of Nevada; and the corporation is governed by Nevada law.

         The Boards of Directors of the Parties recommended and noticed these Articles of Exchange in accordance with the Arizona Revised Statutes and the Nevada Revised Statutes.

         The transactions contemplated under this Agreement were adopted and ratified on January 19, 1998 at a Special Meeting of Shareholders of FutureOne by a majority of the common shares of record. By a majority vote of the common shares of record, there being 6,354,990 issued and outstanding shares entitled to vote with 5,574,495 voting in favor of the exchange and zero voting against the exchange.

         The transactions contemplated under this Agreement were adopted and ratified on January 15, 1998 at a Special Meeting of Shareholders of World's Fare by a majority of the common shares of record. There being 500,000 issued and outstanding shares entitled to vote, with 500,000 by either proxy or in person for the exchange and zero against the exchange; and

         The respective Boards of Directors of FutureOne and World's Fare have determined that it is desirable, upon the terms and subject to the conditions set forth herein, that FutureOne be acquired by World's Fare, that World's Fare be the parent corporation, and that FutureOne be a wholly-owned subsidiary of World's Fare, with the shares of FutureOne common stock outstanding prior to the effective date of the acquisition being converted into shares of World's Fare or a one-for-one basis, with the effect that World's Fare shall become the owner of 100 percent of the issued and outstanding common stock of FutureOne, all as hereinafter set forth.

         Accordingly, in consideration of the mutual covenants and agreements contained herein, it is agreed that, in accordance with the applicable statutes of the States of Arizona and Nevada, FutureOne shall be at the "Effective Time" (as that term is defined in Section 1.2 hereof) acquired by World's Fare (the "Acquisition"), and that the terms and conditions of the Acquisition, the mode of carrying same into effect, the manner and basis of converting shares, and such other provisions as are deemed necessary or desirable to be effected by the Acquisition.

         NOW, THEREFORE, in consideration of the mutual promises, agreements and benefits contained herein, it is agreed by and between the parties as follows:

                                    ARTICLE I

                              Terms of Acquisition

         1.1 Acquisition. At the Effective Time, FutureOne shall be acquired by World's Fare, such that FutureOne shall be a wholly-owned subsidiary of World's Fare, the separate existence of FutureOne shall continue, and World's Fare shall continue in existence as the parent corporation, doing business as "FutureOne." From and after the Effective Time, the corporate existence of World's Fare, with all its rights, privileges, immunities, powers and purposes, shall continue unaffected and unimpaired by the Acquisition.

         1.2 Closing and Effective Time. The consummation of the Acquisition of FutureOne by World's Fare (the "Closing") shall take place at the offices of David B. Stocker, Esq., 4745 North Seventh Street, Suite 234, Phoenix, Arizona 85014, at 10:00 a.m. Phoenix, Arizona time, on the first day after which (a) all conditions set forth in this Agreement have been satisfied, or (b) at such other place, date, and time as may be agreed upon in writing by FutureOne and World's Fare. The date on which the closing shall take place shall be hereinafter referred to as the "Closing Date." Simultaneously with the consummation of the Closing, this Agreement, or Articles of Exchange, as appropriate, and all other instruments or documents required to make the Acquisition effective or complete the transaction as contemplated by the terms of this Agreement shall be filed with the appropriate governmental agencies or authorities in accordance with the provisions of the laws of the States of Arizona and Nevada. The date on which the Acquisition shall become effective shall be the date all appropriate filings have been made in accordance with Arizona and Nevada law and such date is herein call the "Effective Time."

         1.3 Effect of Acquisition. At the Effective Time, the effects of the consummation of the Acquisition on FutureOne and World's Fare shall be that World's Fare shall own all of the issued and outstanding shares of Common Stock of FutureOne, and FutureOne shall become a wholly-owned subsidiary of World's Fare.

         1.4 Bylaws. At the Effective Time, the Bylaws of FutureOne shall become and remain the bylaws of the World's Fare until amended or repealed in the manner therein provided and in accordance with the Articles of Incorporation of World's Fare and applicable law.

         1.5 Officers and Directors. At the Effective Time, the directors of FutureOne, Kendall Q. Northern and Earl J. Cook, shall be the sole directors of World's Fare. Such directors and officers shall serve from and after the Effective Time until their respective successors are duly elected and qualified. At the Effective Time, the current board of directors of World's Fare shall resign.

         1.6 Other action. Upon and after the Effective Time, FutureOne and World's Fare shall take all such action as shall be deemed necessary or appropriate by any of the parties to this Agreement in connection with the Acquisition. In case that at any time after the Effective Time, FutureOne and World's Fare shall consider or be advised that any further deeds, assignments, conveyances, or instruments are necessary or desirable to carry out the provisions of the Agreement, the proper officers and directors of FutureOne and World's Fare as of the Effective Time shall execute and deliver any and all proper deeds, assignments, and assurances of law, and do all things necessary or appropriate and proper to carry out the provisions of the terms of this Agreement.

                                   ARTICLE II

                Terms of the Transaction and Manner and Basis of
                         Converting Shares of FutureOne

         2.1 Shares of World's Fare. Each share of World's Fare Common Stock held by current shareholders prior to the Effective Time shall continue to remain issued and outstanding and be unaffected by the Acquisition, which shares, together with the shares of FutureOne Common Stock converted by virtue of the Acquisition under Section 2.2 below shall, after the effectiveness of the Acquisition, constitute the total issued and outstanding World's Fare Common Stock.

         2.2 Exchange of outstanding shares of FutureOne. At the Effective Time, all of the 6,354,990 common shares being fully paid, issued, and outstanding on the corporate books of FutureOne, shall be exchanged on a basis of one (1) fully paid and non-assessable share of the common stock of World's Fare for each one
(1) common share held by FutureOne. Upon execution of these Articles of Exchange, the shareholders of FutureOne will be instructed to deposit all 6,354,990 shares at the following address:

                  Holladay Stock Transfer Agency ("Transfer Agent") 4350 East Camelback Road
                  Phoenix, Arizona  85018

After the effective date, said shares shall be exchanged as described herein, each certificate shall be exchanged without cost to the shareholder. Any additional or mutable exchanges requested by FutureOne shareholders will be charged the prevailing rate by the transfer agent. In the event of the termination or abandonment by any Party prior to the effective date, all shares held by the transfer agent will be promptly returned via registered mail to each FutureOne shareholder. From and after the Effective Time, the shares of FutureOne Common Stock outstanding immediately prior thereto shall cease to be shares of FutureOne, irrespective of whether certificates evidencing such shares have been surrendered, and there shall be no further transfer or issuance of certificates for FutureOne Common Stock, provided, however, that with respect to any certificate thereto issued which has been lost or destroyed, World's Fare may replace such certificate upon receipt of satisfactory evidence of ownership of the shares represented thereby and of appropriate indemnification.

         2.3 Authorized but unissued shares of common stock of World's Fare. All authorized but unissued shares of World's Fare Common Stock shall continue as authorized but unissued shares of World's Fare Common Stock after the Effective Time of the Acquisition.

                                   ARTICLE III

                 Representations and Warranties of World's Fare

         3.1 Due incorporation, good standing, qualification. World's Fare is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with all requisite corporate power and authority to own, operate, and lease its properties and to carry on its business as presently conducted. World's Fare is not subject to any material disability by reason of the failure to be duly qualified as a foreign corporation for the transaction of business and in good standing under the laws of any jurisdiction.

         3.2 Capitalization of World's Fare.

         (a) As of the date of this Agreement, the authorized capital stock of World's Fare consists of 50,000,000 shares of Common Stock, par value of $0.001, 500,000 of which are issued and outstanding. All of the issued and outstanding shares of World's Fare Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding subscriptions, options, warrants, convertible securities, costs, commitments, or agreements to which World's Fare is a party calling for or requiring the issuance, transfer, sale or other disposition of any shares of Common Stock of World's Fare, either in all events or upon the occurrence of a contingency, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of Common Stock of World's Fare.

         (b) As of the Effective Time, World's Fare issued and outstanding Common Stock shall consist of 6,834,990 million shares. Of World's Fare Common Stock, World's Fare represents that (500,000) shares are "unrestricted", as that term is defined in Rule 144 of the Securities and Exchange Act of 1933, and the remaining Common Stock is "restricted" under Rule 144. FutureOne acknowledges that the restricted securities have not been registered under the Securities Act of 1933 or any applicable state securities laws, and they may not be offered for sale, sold, transferred, pledged or hypothecated without an effective registration statement under the Securities Act and under any applicable state securities laws, or an opinion of counsel satisfactory to World's Fare, that an exemption from such registration is available.

         3.3 Financial statement and Due Diligence. The audited financial statement of World's Fare as of September 1, 1997, as examined by Alvin H. Bender, independent certified public accountant, and the accompanying "Due Diligence" materials, as submitted to the National Association of Securities Dealers, Inc., on Form 15c2-11, are incorporated by reference herein as Exhibit A, a copy of which has been delivered to FutureOne, present fairly and accurately the consolidated financial and corporate position of World's Fare as of the date indicated and the report of its operations and changes in the financial position for the period then ended, in conformity with generally accepted accounting principles applied on a consistent basis, and includes all adjustments, consisting only of normally occurring accruals, necessary for a fair statement of the results of operations for such period. World's Fare does not have any material liabilities or obligations of a type which would be included on a balance sheet prepared in accordance with generally accepted accounting principles, whether or not accrued or contingent and whether or not determined or determinable, including, without limitations tax liabilities, except as disclosed in said audited financial statement.

         3.4 No material change. Since September 1, 1997, there has not been (i) any material change in the financial conditions and Due Diligence Report as referred to in Section 3.3 above, business, properties, or assets of World's Fare, (ii) any event or condition of any character which has materially and adversely affected the business of World's Fare, or (iii) any mortgage or pledge of any material amount of the properties or assets of World's Fare, except in each case as disclosed in or contemplated by the financial statements and related footnotes thereto referred in Section 3.3 above.

         3.5 Tax matters. World's Fare has duly filed with all of the appropriate federal, state, and local and foreign governmental agencies all tax returns and reports which are required to be filed by any individual, entity, or governmental agency, and have paid in full all taxes, interests, penalties, assessments or deficiencies shown to be due on such tax returns and reports or claimed to be due by any taxing authority. World's Fare is not a party to any pending action or proceeding threatened by any governmental authority, for assessment or collection of taxes, and no claims for assessment or collection of taxes have been asserted against World's Fare.

         3.6 Title to properties. World's Fare has good and clear title to all significant properties and assets, real and personal, which its purports to own, free and clear of all security interests, liens, claims, encumbrances and charges, except for (i) liens for current taxes not yet due and payable,

(ii) liens, encumbrances and claims disclosed in the Audited Financial Statements and related notes thereto of World's Fare referred to in Section 3.3 above of this Article III, and (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and do not materially detract from the value, or materially interfere with the use of the property subject thereto or affected thereby or otherwise materially impair business operations being conducted thereon. All leases pursuant to which World's Fare leases any substantial amount of real or personal property are valid and effective in accordance with the respective terms.

         3.7 Litigation. There is no action, suit or proceeding pending or, to the knowledge of World's Fare, threatened against or affecting World's Fare, at law or in equity, or before or by any individual, entity, or federal, state, municipal or any other governmental department, commission, board, bureau, agency or instrumentality, which, if determined adversely to World's Fare, would individually or in the aggregate have a material adverse effect on the business, properties, operations, prospects or assets, or the condition, financial or otherwise, of World's Fare.

         3.8 Rights and licenses. World's Fare is not subject to any material liability by reason of its failure to possess any trademark, trademark right, trade name, trade name right or license.

         3.9 Authority and compliance; no violation. World's Fare has full corporate power and lawful authority to execute and deliver this Agreement, and to consummate and perform the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation and performance of the transactions contemplated hereby shall have been duly and validly authorized by all necessary corporate and other proceedings, and this Agreement shall constitute the valid obligation of World's Fare, legally binding upon it in accordance with its terms. No approval or consent of any federal, state, county, local or other governmental agency or body is required to be obtained by World's Fare in connection with the execution, delivery, consummation and performance of this Agreement by World's Fare. The execution, delivery, consummation and performance of this Agreement by World's Fare shall not conflict with or result in a breach or violation of any material term or provision, or constitute a material default under, any statute, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which World's Fare is a party or by which it is bound, or any law, order writ, injunction, decree, rule or regulation of any court or any governmental agency or body.

         3.10 Brokers Fees and/or Finders Fees. No fees to any broker or finder are due under this Agreement.

         3.11 Other. World's Fare has fully disclosed, and shall disclose, all financial and corporation information regarding this transaction, whether material or inconsequential, to FutureOne.

                                   ARTICLE IV

                   Representations and Warranties of FutureOne

         4.0 Due Incorporation, good standing, qualification. FutureOne is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation with all requisite corporate power and authority to own, operate and lease its properties and carry on its business as presently conducted. FutureOne is not subject to any material disability by reason of the failure to be duly qualified as a foreign corporation for the transaction of business and in good standing under the laws of any jurisdiction.

         4.1 Authority and compliance; no violation. FutureOne has full corporate power and lawful authority to execute and deliver this Agreement, and to consummate and perform the transactions contemplated hereby. The execution and delivery of this Agreement by FutureOne, and the consummation and performance of the transactions contemplated hereby shall have been fully and validly authorized by all necessary corporate and other proceedings, and this Agreement shall constitute the valid obligation of FutureOne, legally binding upon it in accordance with its terms. No approval or consent of any federal, state, county, local or other governmental agency or body is required to be obtained by FutureOne in connection with the execution, delivery, consummation and performance of this Agreement by FutureOne. The execution, delivery, consummation and performance of this Agreement by FutureOne shall not conflict with or result in the breach or violation of any term or provision of, or constitute a material default under, any statute, indenture, mortgage, deed of trust, note agreement, or other agreement or instrument by which it is bound, or any law, order, writ, injunction, decree, rule or regulation of any court or any governmental agency or body.

                                    ARTICLE V

                            Covenants of World's Fare

         5.1 Shareholders notification. Subsequent to the Effective Time, World's Fare shall notify all of its shareholders of the completion of the terms of this Agreement and the transactions contemplated hereunder.

         5.2 Access. World's Fare shall give FutureOne and its counsel, accountants, investment advisers and other representatives, access during normal business hours without unreasonably interfering with the business operations to all information, books and records of World's Fare, and to make copies thereof or extracts therefrom and shall furnish to FutureOne all such documents and information with respect thereto as it may, from time to time, reasonably request.

         5.3 Operation of business of World's Fare. Prior to the Closing Date, World's Fare shall not, without written consent of FutureOne, which consent will not be unreasonably withheld: (a) dispose of any material properties or assets;
(b) take or omit to take any action which action or omission would cause any material adverse change to occur in the financial affairs of World's Fare, nor waive any statute of limitations so as to extend any tax or other liability of World's Fare; (c) engage in any material activities or transactions which shall be outside the ordinary course of its respective business as conducted at the date hereof; (d) amend its respective charters or bylaws; (e) issue any stock or any other securities or grant or otherwise issue any options or rights to subscribe for, or convertible into, its stock; (f) enter into any employment agreements or consulting agreements with employees of World's Fare, or increase the compensation payable or to become payable by World's Fare to any of its officers, directors, employees or agents over the amounts payable as of the date of this Agreement, or adopt or amend any employee benefit plan or arrangement of World's Fare, other than increases or amendments in the ordinary course of business or required by law or by union contracts; (g) declare, set aside or pay any dividend or make any other distribution or assets to its stockholders; (h) make any loans or advances (other than for reasonable, ordinary and necessary business expenses) to employees of World's Fare; and (i) except for this Agreement, enter into any contract to merge or consolidate with or into any other entity or change the character of World's Fare.

         5.4 OTC Bulletin Board Listing. World's Fare warrants that upon the Effective Date, World's Fare will have maintained its listing on the National Association of Securities Dealers, Inc. OTC Bulletin Board.

         5.5 Supplementary Action. At any time, or from time to time, after the Effective Time, the last acting officers of World's Fare, or the new officers of World's Fare as the parent corporation, may, in the name of World's Fare, execute and deliver all such proper deeds, assignments and other instruments and take or cause to be taken all such further or other action as the acquiring corporation may deem necessary or desirable in order to vest, perfect or confirm in the parent corporation, title to and possession of all of FutureOne's property, rights, privileges, immunities, powers and purposes, and otherwise carry out the purposes and intent of this Agreement.

                                   ARTICLE VI

                              Additional Agreements

         6.1 Tax Free Qualification. The parties hereto intend that the transactions contemplated by this Agreement shall qualify as a tax-free exchange under Section 368 of the Internal Revenue Code.

         6.2 Accounting methods. The parties hereto warrant that all financial statements and other financial information have been prepared in accordance with Generally Accepted Accounting Principles.

         6.3 Resignations. Upon the Effective Date, World's Fare shall turn over to FutureOne original resignations of each of its officers and directors.

         6.4 Consolidated Financial Statements. Immediately subsequent to the Effective Time, World's Fare shall complete a consolidated financial statement of FutureOne and World's Fare within a reasonable period of time.

         6.5 Service of Process. World's Fare may be served with process in the State of Nevada in any proceeding for enforcement of all obligations arising from these Articles of Exchange, including those obligations to dissenting shareholders.

                                   ARTICLE VII

               Conditions Precedent to Obligations of all Parties

         The obligations of World's Fare and FutureOne to consummate the Acquisition are subject to the fulfillment prior to or at the Closing of each of the following conditions, except as such parties may legally waive such conditions in writing:

         7.1 Litigation. On the Closing Date, there shall not be pending or threatened any claim, action, suit or proceeding against any of the parties hereto or any of their affiliates which, if adversely determined, might prevent or materially hinder consummation of the Acquisition contemplated by this Agreement, result in payment of substantial damages as a result of such Acquisition and the transactions contemplated hereby or otherwise materially impair the benefits to any party or parties contemplated hereby and no investigation by any governmental agency shall be pending or threatened which might eventually result in any such suit, action or other proceeding.

         7.2 Corporate documents. As of the Effective Date, World's Fare shall turn over to FutureOne all original corporate and financial records and copies of any other records of World's Fare.

                                  ARTICLE VIII

                                   Termination

         8.1 Procedure for termination. Notwithstanding any other section or provision of this Agreement, this Agreement may be terminated by written notice of termination at any time before the Closing Date (whether before or after action with respect hereto by the World's Fare shareholders) only as follows:

         (a) by the mutual consent of the Boards of Directors of World's Fare and FutureOne;

         (b) by the Board of Directors of FutureOne, upon two days, written notice to World's Fare given at any time if all of the conditions precedent set forth in this Agreement have not been fulfilled or waived;

         (b) by the Board of Directors of World's Fare, upon two days' written notice to FutureOne given at any time if all of the conditions set forth in this Agreement have not been fulfilled or waived;

         8.2 Effect of termination. In the event this Agreement is terminated, the Agreement shall forthwith become void and of no further force and effect and there shall be no obligation on the part of World's Fare and FutureOne, or their respective officers, directors or shareholders except as set forth in Section
9.13 below.

         8.3 Notice of termination. The power of termination provided in this
Article VIII, when exercised as herein provided, shall be effective only upon delivery to the other corporate parties of a notice in writing of such exercise signed on behalf of the terminating party by its President.

                                   Article IX

                               General Provisions

         9.1 Notices. Any notice hereunder to a party shall be deemed to be properly served in writing and personally delivered or mailed to:

        In the case of World's Fare:
                  World's Fare, Inc.

                  669 Peoria Street
                  Suite 289
                  Aurora, Colorado 80011
                  Attention:  Donald R. Kern, President

         In the case of FutureOne:
                  FutureOne, Inc.
                  4250 East Camelback Road
                  Suite K-192
                  Phoenix, Arizona 85018-2751
                  Attention:  Kendall Q. Northern, President

or to such other address as may have been furnished in writing by such party to the other parties to this Agreement, and shall be deemed to have been given as of the time delivered or, if mailed, as of the time acknowledged as received if mailed registered or certified mail, postage prepaid, it being the intention that all notices pursuant hereto shall be effective only upon receipt.

         9.2 Interpretations. To the extent permitted by the context in which used, (a) words in the singular number shall include the plural, words in the masculine gender shall include the feminine and neuter, and vice versa, and (b) references to "persons" or "parties" in this Agreement shall be deemed to refer to natural persons, corporations, and all other entities. This instrument shall be construed in accordance with the fair meaning of its language, and shall not be construed for or against the party drafting it, solely because of such fact.

         9.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall constitute one and the same document.

         9.4 Section headings and gender. The section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof. The use of the masculine or any other pronoun herein when referring to any party has been for convenience only and shall be deemed to refer to the particular party intended regardless of the actual gender of such party.

         9.5 Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the transactions contemplated hereby, and any previous agreements or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement.

         9.6 Nonassignability. The obligations of this Agreement are personal to each party, and neither the rights nor obligations under this Agreement may be assigned or transferred by any party in any manner whatsoever, nor are such rights or obligations subject to involuntary alienation, assignment or transfer.

         9.7 Exclusive governing law. This Agreement has been executed and delivered in the State of Arizona, and it shall be exclusively construed in accordance with the laws of the State of Arizona.

         9.8 Severability. The unenforceability, invalidity, or illegality of any provision of this Agreement, shall not render the other provisions unenforceable, invalid, or illegal. If any term, provision, covenant or condition of this Agreement is invalidated due to its scope or breadth, such term, provision, covenant, or condition shall be deemed valid to the extent of the scope or breadth permitted by law in accordance with the intent of the parties as expressed herein.

         9.9 Waiver of terms. Any of the terms and conditions of this Agreement, to the extent permitted by law, may be waived at any time by the party which is or whose shareholders are entitled to the benefit thereof by action taken by the boards of directors of such party, or by the President thereof authorized to act for such party, whether before or after action with respect to this Agreement on behalf of the shareholders of the parties, or any one or more of them, provided, however, that such action shall be taken only if, in the judgment of the board of directors or officer taking such action, such waiver will not have a materially adverse effect on the benefits intended hereunder to the shareholders of its or his corporation. Such action shall be evidenced by written notice signed by its President of the party taking such action.

         9.10 Cooperation. Subject to the terms and conditions herein provided, each of the parties hereto shall use its best lawful efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be delivered, such additional documents and instruments and to do or cause to be done all things necessary, proper or advisable, under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement.

         9.11 Arbitration; Exclusive jurisdiction and venue. The parties hereby agree to exclusively submit all controversies, claims, and matters of difference to arbitration in Phoenix, Arizona, according to the rules and practices of the American Arbitration Association from time to time in force, except to the extent that such rules and practices are inconsistent with the terms of this Agreement. This submission and agreement to arbitrate shall be specifically enforceable. The arbitrator shall exclusively apply Arizona law as though he or she were bound by the applicable statutes and precedents in case law. The arbitrator shall have the power to issue any award, judgment, decree, or order of relief that a court of law or equity could issue under Arizona law, including but not limited to money damages, specific performance, or injunctive relief. In the event that any party refuses to submit to arbitration, the party that has submitted to arbitration shall be empowered to file the appropriate action in a court in Maricopa County, Arizona. In all disputes, the non-prevailing party shall be pay the reasonable attorneys, fees and costs of the prevailing party.

         9.12 Enforcement. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

         9.13 Attorneys fees and costs. Except as otherwise provided herein, each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions incurred in connection with this Agreement and the transactions contemplated hereby, except that FutureOne shall pay the cost of printing any documents required to be printed in connection with the transactions contemplated by this Agreement and any filing fees incurred in connection with any governmental filings or approvals required to be made or obtained in connection with this Agreement.

         9.14 Amendment of Agreement. Notwithstanding anything to the contrary in this Agreement, to the extent permitted by law, this Agreement may be amended, supplemented or interpreted at any time by written instrument duly executed by each of the parties hereto which shall have been authorized by appropriate action taken by the board of directors of the parties hereto and, in the case of an interpretation, the actions of such board of directors shall be binding.

         9.15 Governing law of merged entities. World's Fare, as the acquiring corporation, is to be governed by the laws of the State of Nevada, and shall comply with the applicable provisions of the laws of the State of Nevada as amended. These Articles of Exchange shall be filed with the Nevada Secretary of State and the Arizona Secretary of State so that;

         (a) World's Fare may be served with process in any proceeding for enforcement of Rights of Dissenting Shareholders of FutureOne against World's Fare; and

         (b) World's Fare may be served with process in any proceeding for the enforcement of any obligation under the provisions of the Nevada Revised Statutes pertaining to dissenting shareholders of World's Fare; and

         (c) The former shareholders of FutureOne which as the acquired corporation, are entitled only to the rights as provided herein and under the Arizona Revised Statutes and the Nevada Revised Statutes and;

         (d) World's Fare will promptly pay to dissenting shareholders of FutureOne the amounts, if any, to which they may be entitled under the above referenced statutes.

         9.16 Indemnification. The Board of Directors of FutureOne hereby indemnify, hold harmless, and agree to defend the Board of Directors of World's Fare for any and all financial statements, and any acts or actions, whether financial or otherwise, regarding FutureOne, and that said financial statements represent the true and complete financial position of FutureOne. The Board of Directors of World's Fare indemnify, hold harmless, and agree to defend the Board of Directors of FutureOne for any and all financial statements, and any acts or actions, whether financial or otherwise, regarding World's Fare, and that said financial statements represent the true and complete financial position of World's Fare.







///

///

         IN WITNESS WHEREOF, each of the Parties hereto, pursuant to authority duly granted to each by their respective board of directors, has caused these Articles of Exchange between World's Fare and FutureOne, to be executed by its respective authorized officers on the date first written above.

World's Fare, Inc.
(a Nevada corporation)

By:  /s/ Donald R. Kern                          /s/ Donald R. Kern
   -------------------------------               ------------------------------
     Donald R. Kern, President                   Donald R. Kern, Secretary

FutureOne, Inc.
(an Arizona corporation)


By:  /s/ Kendall Q. Northern
   -------------------------------
     Kendall Q. Northern, President



State of Colorado     )
                      )        ss.
County of Arapahoe    )

         Subscribed and sworn to before me by Donald R. Kern this 26th day of March, 1998.


                                                 /s/ Ellen Meents
                                            -----------------------------------
                                            Notary Public

My commission expires: 3-23-2000                                   [Notary Seal]

                            RECEIPT NO. FY9800069809


                                                          ARIZONA BAR FOUNDATION
                                                               00/17/1998 175.00
                                                             REC'D BY SSH ($125)


              FILED                              ARTICLES OF EXCHANGE
       IN THE OFFICE OF THE
    SECRETARY OF STATE OF THE                       BY AND BETWEEN
         STATE OF NEVADA
                                                   Lankaster, Inc.
           JUL 10 1998                         (An Arizona Corporation)

           NO. C4435-94                                  AND
         /s/ DEAN HELLER
 DEAN HELLER, SECRETARY OF STATE         WORLD'S FARE. Inc., d.b.a. FutureOne
                                                (A Nevada Corporation)


         THESE ARTICLES OF EXCHANGE dated this 1st day of April, 1998, by and between Lankaster Inc., an Arizona Corporation (hereinafter "LANKASTER"), and World's Fare, Inc., d.b.a. FutureOne, a Nevada Corporation (hereinafter "FutureOne").

                                    RECITALS

         FutureOne has an aggregate number of authorized shares of capital stock being a single class, common stock without series, consisting of Fifty Million (50,000,000) shares, $0.001 par value, of which approximately Seven Million Five Hundred Thousand (7,500,000) shares are fully paid, issued and outstanding on the books of the Corporation (pre-exchange).

         The principal office of FutureOne is located at 4250 East Camelback Road, Suite K-192, Phoenix, Arizona 85018; Resident Agency National, 377 South Nevada Street, Carson City, Nevada 89703 is the registered agent of record upon whom service of process for FutureOne may be received within the state of Nevada, and the corporation is governed by Nevada law.

         LANKASTER has an aggregate number of authorized shares of capital stock being a single class, common stock without series, consisting of One Million (1,000,000) shares, $0.001 par value, of which Twenty-five Thousand (25,000) shares are fully paid, issued and outstanding on the books of the Corporation (pre-exchange).

         The principal office of LANKASTER is located at 232 N. Cortez Street, Prescott, Arizona 86301; Tony Shaw, 140 N. Granite Street, Prescott, Arizona 86301, is the registered agent of record upon whom service of process for LANKASTER may be received within the state of Arizona, and the corporation is governed by Arizona law.

         The Boards of Directors of the Parties will recommend and notice these Articles of Exchange if required by the Arizona Revised Statutes and the Nevada Revised Statutes.

         The transactions contemplated under this Agreement were adopted and ratified on March 28, 1998 at a Special Meeting of Shareholders of FutureOne by a majority of the common shares of record;

         The transactions contemplated under this Agreement were adopted and ratified on March 28, 1998 at a Special Meeting of Shareholders of LANKASTER by a majority of the common shares of record; and

The respective Boards of Directors of FutureOne and LANKASTER have determined that it is desirable, upon the terms and subject to the conditions set forth herein, that FutureOne acquire LANKASTER and that LANKASTER be a wholly-owned subsidiary of FutureOne, with the shares of LANKASTER's common stock being converted into shares of FutureOne, with the effect that FutureOne shall become the owner of 100 percent of the issued and outstanding common stock of LANKASTER, all as hereinafter set forth.

Accordingly, in consideration of the mutual covenants and agreements contained herein, it is agreed that, in accordance with the applicable statutes of the States of Arizona and Nevada, LANKASTER shall be at the "Effective Time" (as that term is defined in Section
1.2 hereof) acquired by FutureOne (the "Acquisition"), and that the terms and conditions of the Acquisition, the mode of carrying same into effect, the manner and basis of converting shares, and such other provisions as arc deemed necessary or desirable to be effected by the Acquisition.

         NOW, THEREFORE, in consideration of the mutual promises, agreements and benefits contained herein, it is agreed by and between the parties as follows:

                                    ARTICLE I

                              Terms of Acquisition

         1.1 Acquisition. At the Effective Time, LANKASTER shall be acquired by FutureOne, such that LANKASTER shall be a wholly-owned subsidiary of FutureOne, the separate existence of LANKASTER shall continue, and FutureOne shall continue in existence as the parent corporation, doing business as "FutureOne." From and after the Effective Time, the corporate existence of FutureOne, with all its rights, privileges, immunities, powers and purposes, shall continue unaffected and unimpaired by the Acquisition.

         1.2 Closing and Effective Time. The consummation of the Acquisition of LANKASTER by FutureOne (the "Closing") shall take place at the offices of LANKASTER at 10:00 a.m., Arizona time, on the first day after which (a) all conditions set forth in this Agreement have been satisfied; or (b) at such other place, date, and time as may be agreed upon by FutureOne and LANKASTER. The date on which the closing shall take place shall be hereinafter referred to as the "Closing Date." Simultaneously, with the consummation of the Closing, this Agreement, or Articles of Exchange, as appropriate, and all other instruments or documents required to make the Acquisition effective or complete the transaction as contemplated by the terms of this Agreement shall be filed with the appropriate governmental agencies or authorities in accordance with the provisions of the laws of the States of Arizona and Nevada. The date on which the Acquisition shall become effective shall be the date all appropriate filings have been made in accordance with Arizona and Nevada law and such date is herein call the "Effective Time."

         1.3 Effect of Acquisition. At the Effective Time, the effects of the consummation of the Acquisition on FutureOne and LANKASTER shall be that FutureOne shall own all of the issued and outstanding shares of Common Stock of LANKASTER, and LANKASTER shall become a wholly-owned subsidiary of FutureOne.

         1.4 Bylaws. At the Effective Time, the Bylaws of FutureOne shall become and remain the bylaws of the LANKASTER until amended or repealed in the manner therein provided and in accordance with the Articles of Incorporation of FutureOne and applicable law.

         1.5 Officers and Directors. At the Effective Time, the directors and officers of FutureOne, Kendall Q. Northern and Earl J. Cook, shall be the sole directors and officers of FutureOne and LANKASTER. Such directors and officers shall serve from and after the Effective Time until their respective successors are duly elected and qualified. At the Effective Time, the current board of directors of LANKASTER shall immediately resign.

         1.6 Other action. Upon and after the Effective Time, LANKASTER shall take all such action as shall be deemed necessary or appropriate by FutureOne. In case that, at any time after the Effective Time, FutureOne and LANKASTER shall consider or be advised that any further deeds, assignments, conveyance or instruments are necessary or desirable to carry out the provisions of the Agreement, the proper officers and directors of FutureOne and LANKASTER as of the Effective Time shall execute and deliver any and all proper deeds, assignments, and assurances of law, and do all things necessary or appropriate and proper to carry out the provisions of the terms of this Agreement.

                                   ARTICLE II

              Terms of the Transaction and the Manner and Basis of
                       Converting the Shares of LANKASTER

         2.1 Shares of FutureOne. Each share of FutureOne Common Stock held by current shareholders prior to the Effective Time shall continue to remain issued and outstanding and be unaffected by the Acquisition, which shares, together with the shares of LANKASTER Common Stock convened by virtue of the Acquisition under Section 2.2 below shall, after the effectiveness of the Acquisition, constitute the total issued and outstanding FutureOne Common Stock.

         2.2 Exchange of shares of LANKASTER. At the Effective Time, all of the 25,000 issued and outstanding common shares of LANKASTER shall be exchanged for 215,385 shares of FutureOne. Upon execution of these Articles of Exchange, the shareholders of LANKASTER will be instructed to deposit all 25,000 shares, in a manner that will effectuate the proper transfer of said stock to FutureOne, at the following address:

                           Holladay Stock Transfer Agency ("Transfer Agent") 4350 East Camelback Road
                           Phoenix, Arizona 85018

After the effective date, said shares shall be exchanged as described herein, each certificate shall be exchanged without cost to the shareholder. Any additional or mutable exchanges requested by LANKASTER shareholders will be charged, to said LANKASTER shareholders, the prevailing rate by the transfer agent. In the event of the termination or abandonment by any Party prior to the effective date, all shares held by the transfer agent will be promptly returned via registered mail to each LANKASTER shareholder. From and after the Effective Time, the shares of LANKASTER Common Stock outstanding immediately prior thereto shall cease to be shares of LANKASTER, irrespective of whether certificates evidencing such shares have been surrendered, and there shall be no further transfer or issuance of certificates for LANKASTER Common Stock, provided, however, that with respect to any certificate thereto issued, which has been lost or destroyed, FutureOne may replace such certificate upon receipt of satisfactory evidence of ownership of the shares represented thereby and of appropriate indemnification.

         2.3 Cash Payment. FutureOne shall pay to the order of the shareholders designated, in writing, by LANKASTER, as additional consideration, the aggregate sum of $15,000.00 within 5 business days of the Closing.

                                   ARTICLE III

                   Representations and Warranties of FutureOne

         3.1 Due incorporation, good standing, qualification. FutureOne is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with all requisite corporate power and authority to own, operate, and lease its properties and to carry on its business as presently conducted.

         3.2 Authority and compliance; no violation. FutureOne, to the best of its knowledge, has full corporate power and lawful authority to execute and deliver this Agreement, and to consummate and perform the transactions contemplated hereby.

         3.3 Other. FutureOne, to the best of its knowledge, has disclosed relevant financial and corporate information regarding this transaction to LANKASTER.

                                   ARTICLE IV

                   Representations and Warranties of LANKASTER

         4.0 Due Incorporation, good standing, qualification. LANKASTER is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation with all requisite corporate power and authority to own, operate and lease its properties and carry on its business as presently conducted. LANKASTER is not subject to any material disability by reason of the failure to be duly qualified as a foreign corporation for the transaction of business and in good standing under the laws of any jurisdiction.

         4.1 Authority and compliance; no violation. LANKASTER has full corporate power and lawful authority to execute and deliver this Agreement, and to consummate and perform the transactions contemplated hereby. The execution and delivery of this Agreement by LANKASTER, and the consummation and performance of the transactions contemplated hereby shall have been fully and validly authorized by all necessary corporate and other proceedings, and this Agreement shall constitute the valid obligation of LANKASTER, legally binding upon it in accordance with its terms. No approval or consent of any federal, state, county, local or other governmental agency or body is required to be obtained by LANKASTER in connection with the execution, delivery, consummation and performance of this Agreement by LANKASTER. The execution, delivery, consummation and performance of this Agreement by LANKASTER shall not conflict with or result in the breach or violation of any term or provision of, or constitute a material default under any statute, indenture, mortgage, deed of trust, note agreement, or other agreement or instrument by which it is bound, or any law, order, writ, injunction, decree, rule or regulation of any court or any governmental agency or body.

         4.2 Financial statement and Due Diligence. LANKASTER represents that, prior to the Effective date, it has provided FutureOne with complete financial statements that fairly and accurately the consolidated financial and corporate position of LANKASTER as of the date indicated and the report of its operations and changes in the financial position for the period then ended, in conformity with generally accepted accounting principles applied on a consistent basis, and includes all adjustments, consisting only of normally occurring accruals, necessary for a fair statement of the results of operations for such period. LANKASTER does not have any material liabilities or obligations of a type which would be included on a balance sheet prepared in accordance with generally accepted accounting principles, whether or not accrued or contingent and whether or not determined or determinable, including, without limitation, tax liabilities, except as disclosed in such audited financial statement.

         4.3 No material change. Since February 1, 1998, there has not been (i) any material change in the financial conditions and Due Diligence Report as referred to in Section 4.2 above, business, properties, or assets of LANKASTER,
(ii) any event or condition of any character which has materially and adversely affected the business of LANKASTER, or (iii) any mortgage or pledge of any material amount of the properties or assets of LANKASTER, except in each case as disclosed in or contemplated by the financial statements and related footnotes thereto referred in Section 4.2 above.

         4.4 Tax matters. LANKASTER has duly filed with all of the appropriate federal, state, and local and foreign governmental agencies all tax returns and reports which are required to be filed by any individual, entity, or governmental agency, and have paid in full all taxes, interests, penalties, assessments or deficiencies shown to be due on such tax returns and reports or claimed to be due by any taxing authority. LANKASTER is not a party to any pending action or proceeding threatened by any governmental authority, for assessment or collection of taxes, and no claims for assessment or collection of taxes have been asserted against LANKASTER.

         4.5 Title to properties. LANKASTER has good and clear title to all significant properties and assets, real and personal, which its purports to own, free and clear of all security interests, liens, claims, encumbrances and charges, except for (i) liens for current taxes not yet due and payable, (ii) liens, encumbrances and claims disclosed in the Audited Financial Statements and related notes thereto of LANKASTER referred to in Section 3.3 above of this
Article III, and (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and do not materially detract from the value, or materially interfere with the use of the property subject thereto or affected thereby or otherwise materially impair business operations being conducted thereon. All leases pursuant to which LANKASTER leases any substantial amount of real or personal property are valid and effective in accordance with the respective terms.

         4.6 Litigation. There is no action, suit or proceeding pending or, to the knowledge of LANKASTER, threatened against or affecting LANKASTER, at law or in equity, or before or by any individual, entity, or federal, state, municipal or any other governmental department, commission, board, bureau, agency or instrumentality, which, if determined adversely to LANKASTER, would individually or in the aggregate have a material adverse effect on the business, properties, operations, prospects or assets, or the condition, financial or otherwise, of LANKASTER.

         4.7 Rights and licenses. LANKASTER is not subject to any material liability by reason of its failure to possess any trademark, trademark right, trade name, trade name right or license.

         4.9 Other. LANKASTER has fully disclosed, and shall disclose, all financial and corporate information regarding this transaction, whether material or inconsequential, to FutureOne.

                                    ARTICLE V

                             Covenants of FutureOne

         5.1 Shareholders notification. Subsequent to the Effective Time, FutureOne shall notify all of its shareholders of the completion of the terms of this Agreement and the transactions contemplated hereunder.

                                   ARTICLE VI

                              Additional Agreements

         6.1 Tax Free Qualification. The parties hereto intend that the transactions contemplated by this Agreement shall qualify as a tax-free exchange under Section 368 of the Internal Revenue Code.

         6.2 Accounting methods. The parties hereto warrant that all financial statements and other financial information have been prepared in accordance with Generally Accepted Accounting Principles.

         6.3 Resignations. Upon the Effective Date, LANKASTER shall turn over to FutureOne original resignations of each of its officers and directors.

         6.4 Service of Process. FutureOne may be served with process in the State of Nevada in any proceeding for enforcement of all obligations arising from these Articles of Exchange.

         6.5 Bank accounts. Immediately after the closing Lancaster shall notify any and all banks and/or financial institutions of this Exchange Agreement and shall direct them to remove any and all account signatures and replace them with the signatures of Kendall Northern and Earl Cook.

         6.6 Lankaster Shareholder Notes. Prior to closing, Lankaster shall, to the satisfaction of FutureOne, identify, substantiate and document any and all notes and/or liabilities due any and all shareholders and/or related parties, as of the Effective date. Lankaster shall apply the $15,000, referred to in paragraph 2.3 above, to the above referenced Shareholder notes. Any remaining balance due any shareholder and/or related party shall be converted into a new note, with principal and interest, payable no sooner than three (3) years from the effective date of this Agreement, except that, said notes shall be, at any time hereafter, convertible to stock. The stock convertion price and the interest rate of said notes shall be negotiated and agreed upon prior to the Closing.

                                   ARTICLE VII

               Conditions Precedent to Obligations of all Parties

         7.1 Obligations. The obligations of the parties to consummate the Acquisition are subject to the fulfillment prior to or at the Closing of each of the following conditions, except as such parties may legally waive such conditions in writing:

         7.2 Litigation. On the Closing Date, there shall not be pending or threatened any claim, action, suit or proceeding against any of the parties hereto or any of their affiliates which, if adversely determined, might prevent or materially hinder consummation of the Acquisition contemplated by this Agreement, result in payment of substantial damages as a result of such Acquisition and the transactions contemplated hereby or otherwise materially impair the benefits to any party or parties contemplated hereby and no investigation by any governmental agency shall be pending or threatened which might eventually result in any such suit, action or other proceeding.

         7.3 Corporate documents. As of the Effective Date, LANKASTER shall immediately turn over to FutureOne any and all original corporate and financial records and copies of any other records of LANKASTER.

         7.4 Covenants not to compete. LANKASTER shareholders shall execute an agreement not to compete with FutureOne, in a form acceptable to FutureOne, prior to the Closing date.

                                  ARTICLE VIII

                                   Termination

         8.1 Procedure for termination. Notwithstanding any other section or provision of this Agreement this Agreement may be terminated by written notice of termination at any time before the Closing Date only as follows:

         (a) by the mutual consent of the Boards of Directors of LANKASTER and FutureOne; and

         (b) by the Board of Directors of FutureOne, upon two days' written notice to LANKASTER given at any time if all of the conditions precedent set forth in this Agreement have not been fulfilled or waived;

         8.2 Effect of termination. In the event this Agreement is terminated, the Agreement shall forthwith become void and of no further force and effect and there shall be no obligation on the part of LANKASTER and FutureOne, or their respective officers, directors or shareholders except as set forth in Section
9.13 below.

         8.3 Notice of termination. The power of termination provided in this
Article VIII, when exercised as herein provided, shall be effective only upon delivery to the other corporate parties of a notice in writing of such exercise signed on behalf of the terminating party by its President.

                                   Article IX

                               General Provisions

         9.1 Notices. Any notice hereunder to a party shall be deemed to be properly served in writing and personally delivered or mailed to:

         In the case of LANKASTER:
                  Lankaster, Inc.
                  232 N. Cortez Street
                  Prescott, Arizona 85301
                  Attention:  Clarissa Mathieson, Secretary

         In the case of FutureOne:
                  World's Fare, Inc., d.b.a. FutureOne.
                  4250 East Camelback Road
                  Suite K-192
                  Phoenix, Arizona 85018-2751
                  Attention:  Kendall Q. Northern, President

Or to such other address as may have been furnished in writing by such party to the other parties to this Agreement, and shall be deemed to have been given as of the time delivered or, if mailed, as of the time acknowledged as received if mailed registered or certified mail, postage prepaid, it being the intention that all notices pursuant hereto shall be effective only upon receipt.

         9.2 Interpretations. To the extent permitted by the context in which used; (a) words in the singular number shall include the plural, words in the masculine gender shall include the feminine and neuter, and vice versa; and (b) references to "persons" or "parties" in this Agreement shall be deemed to refer to natural persons, corporations, and all other entities. This instrument shall be construed in accordance with the fair meaning of its language, and shall not be construed for or against the party drafting it, solely because of such fact.

         9.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall constitute one and the same document.

         9.4 Section heading, and gender. The section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof. The use of the masculine or any other pronoun herein when referring to any party has been for convenience only and shall be deemed to refer to the particular party intended regardless of the actual gender of such party.

         9.5 Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the transactions contemplated hereby, and any previous agreements or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement.

         9.6 Non-assignability. The obligations of this Agreement are personal to each party and neither the rights nor obligations under this Agreement may be assigned or transferred by any party in any manner whatsoever, nor are such rights or obligations subject to involuntary alienation, assignment or transfer.

         9.7 Exclusive governing law. This Agreement has been executed and delivered in the State of Arizona, and it shall be exclusively construed in accordance with the laws of the State of Arizona.

         9.8 Severability. The unenforceability, invalidity, or illegality of any provision of this Agreement shall not render the other provisions unenforceable, invalid, or illegal. If any term, provision, covenant or condition of this Agreement is invalidated due to its scope or breadth, such term, provision, covenant, or condition shall be deemed valid to the extent of the scope or breadth permitted by law in accordance with the intent of the parties as expressed herein.

         9.9 Waiver of terms. Any of the terms and conditions of this Agreement, to the extent permitted by law, may be waived at any time by the party which is or whose shareholders are entitled to the benefit thereof by action taken by the boards of directors of such party, or by the President thereof authorized to act for such party, whether before or after action with respect to this Agreement on behalf of the shareholders of the parties, or any one or more of them, provided, however, that such action shall be taken only if, in the judgment of the board of directors or officer taking such action, such waiver will not have a materially adverse effect on the benefits intended hereunder to the shareholders of its or his corporation. Such action shall be evidenced by written notice signed by its President of the party taking such action.

         9.10 Cooperation. Subject to the terms and conditions herein provided, each of the parties hereto shall use its best lawful efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be delivered, such additional documents and instruments and to do or cause to be done all things necessary, proper or advisable, under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement.

         9.11 Arbitration; Exclusive jurisdiction and venue. The parties hereby agree to exclusively submit all controversies, claims, and matters of difference to arbitration in Phoenix, Arizona, according to the rules and practices of the American Arbitration Association from time to time in force, except to the extent that such rules and practices are inconsistent with the terms of this Agreement. This submission and agreement to arbitrate shall be specifically enforceable. The arbitrator shall exclusively apply Arizona law as though he or she were bound by the applicable statutes and precedents in case law. The arbitrator shall have the power to issue any award, judgment, decree, or order of relief that a court of law or equity could issue under Arizona law, including but not limited to money damages, specific performance, or injunctive relief In the event that any party refuses to submit to arbitration, the party that has submitted to arbitration shall be empowered to file the appropriate action in a court in Maricopa County, Arizona. In all disputes, the non-prevailing party shall be pay the reasonable attorneys' fees and costs of the prevailing party.

         9.12 Enforcement. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

         9.13 Attorneys fees and costs. Except as otherwise provided herein, each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions incurred in connection with this Agreement and the transactions contemplated hereby.

         9.14 Amendment of Agreement. Notwithstanding anything to the contrary in this Agreement, to the extent permitted by law, this Agreement may be amended, supplemented or interpreted at any time by written instrument duly executed by each of the parties hereto which shall have been authorized by appropriate action taken by the board of directors of the parties hereto and, in the cast of an interpretation, the actions of such board of directors shall be binding.

         9.15 Governing law of merged entities. FutureOne, as the acquiring corporation, is to be governed by the laws of the State of Nevada, and shall comply with the applicable provisions of the laws of the State of Nevada as amended. These Articles of Exchange shall be filed with the Nevada Secretary of State and the Arizona Secretary of State so that;

         (a) FutureOne may be served with process in any proceeding for enforcement of Rights of Dissenting Shareholders of LANKASTER against FutureOne; and

         (b) FutureOne may be served with process in any proceeding for the enforcement of any obligation under the provisions of the Nevada Revised Statutes pertaining to dissenting shareholders of LANKASTER; and

         (c) The former shareholders of LANKASTER, which as the acquired corporation, are entitled only to the rights as provided herein and under the Nevada Revised Statutes

         9.16 Indemnification. The Board of directors of LANKASTER hereby indemnifies, holds harmless and agrees to defend FutureOne for any and all financial statements, and any acts or actions; whether financial or otherwise, regarding LANKASTER, and that said financial statements represent the true and complete financial position of LANKASTER.

IN WITNESS WHEREOF, each of the Parties hereto, pursuant to authority duly granted to each by their respective board of directors, has caused these Articles of Exchange between LANKASTER and FutureOne to be executed by its respective authorized officers on the date first written above.



   World's Fare, Inc., d.b.a. FutureOne
          (A Nevada corporation)


/s/Kendall Q Northern                  /s/ Eric J. Cook
-----------------------------          ----------------------------------------
By: Kendall Q. Northern                Eric J. Cook, Secretary
Its: President                         World's Fare, Inc.

        Lankaster, Inc.                State of Arizona        )
   (An Arizona corporation)                                    ) ss.
                                       County of Maricopa      )
                                       Subscribed and sworn to before me by
                                       Kendall Q. Northern and Eric J. Cook
/s/                                    this 1st day of April, 1998.
-----------------------------
By: /s/
-----------------------------
Its:                                   /s/
     ------------------------          ----------------------------------------
                                       Notary Public

State of Arizona    )
                    ) ss.
County of Maricopa  )

Subscribed and sworn to before me by Kendall Q. Northern this 1st day of April, 1998.

                                       /s/ Eric J. Cook
                                       ----------------------------------------
                                       Notary Public


My commission expires:         July 17, 1999



[Notary Seal]

     FILED                                           RECEIPT NO. FY9900007959
IN THE OFFICE OF THE                                 Arizona Bar Foundation
SECRETARY OF STATE OF THE                            08/13/1998       $135.00
STATE OF NEVADA                                      REC'D BY AW

   AUG 13 1998

NO. C4435-94
/s/ DEAN HELLER
DEAN HELLER, SECRETARY OF STATE

------------------------------------------------------------------------------

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (After Issuance of Stock)
                                    Filed by:

                               World's Fare, Inc.
     -----------------------------------------------------------------------
                               Name of Corporation

We the undersigned  Kendall Q. Northern (President)                         and
                   ------------------------------------------------------
                           President or Vice President

   Eric Cook                        of         World's Fare, Inc.
---------------------------------       --------------------------------------
Secretary or Assistant Secretary              Name of Corporation

     do hereby certify:

         That the Board of Directors of said corporation at a meeting duly convened, held on the 14th day of July 1998 adopted a resolution to amend the original articles as follows.

         Article 1 is hereby amended to read as follows:

                  "The name of the corporation shall be FutureOne, Inc."

                      The number of shares of the corporation outstanding and
                  entitled to vote on an amendment to the Articles of Incorporation is Below that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                           7,520,125           /s/  Kendall Q. Northern
                                               --------------------------------
                                               *President or Vice President


                                               /s/ Eric Cook
                                               --------------------------------
                                               Secretary or Assistant Secretary


State of          Arizona       )
          ---------------------
                                ) ss.
County of         Maricopa
          --------------------- )

    On     August 8, 1998      , personally appeared before me, a Notary Public,
       -----------------------

       Kendall Q. Northern (president)                    , who acknowledged
     ----------------------------------------------
                 Names of Persons Appearing and Signing Document that they executed the above instrument.


                                                /s/ Eric Cook
                                                -------------------------------
                                                Signature of Notary
[Notary Seal]

   *Only the President or Vice President's signature need to be acknowledged.

                                            RECEIPT NO.       FY9800070471
                                            Arizona Bar Foundation
                                            06/19/1998
                                            Rec'd by KD       $175.00

                FILED                               Articles of Exchange
         IN THE OFFICE OF THE
      SECRETARY OF STATE OF THE                        By and Between
           STATE OF NEVADA
                                               Carnet Computer Services, Inc.
             AUG 19 1998                           (A Nevada Corporation)

            No. C4435-94                                    AND
           /s/ Dean Heller
                                            WORLD'S FARE, Inc., d.b.a. FutureOne
   DEAN HELLER, SECRETARY OF STATE                 (A Nevada Corporation)


         THESE ARTICLES OF EXCHANGE dated this 11th day of May, 1998, by and between, Carnet Computer Services, Inc., a Nevada Corporation (hereinafter "CARNET") and World's Fare, Inc., d.b.a. FutureOne, a Nevada Corporation (hereinafter "FutureOne").

                                    RECITALS

         FutureOne has an aggregate number of authorized shares of capital stock being a single class, common stock without series, consisting of Fifty Million (50,000,000) shares. $0.001 par value, of which approximately Seven Million Eight Hundred Thousand (7,800,000) shares are fully paid, issued and outstanding on the books of the Corporation (pre-exchange)

         The principal office of FutureOne is located at 4250 East Camelback Road, Suite K-192, Phoenix, Arizona 85018; Resident Agent National, 377 S. Nevada St., Carson City NV 89703, is the registered agent of record upon whom service of process for FutureOne may be received within the state of Nevada, and the corporation is governed by Nevada law.

         CARNET has an aggregate number of authorized shares of capital stock being a single class, common stock without series, consisting of Twenty Five Thousand (25,000) shares, no par value, of which one Hundred (100) shares are fully paid, issued and outstanding on the books of the Corporation (pre-exchange).

         The principal office of CARNET is located at 5530 E. Washington, Phoenix Arizona 85034; Geoffrey Roullard, 321 N. Walsh St., Carson City, NV 89701 is the registered agent of record upon whom service of process for CARNET may be received within the state of Nevada, and the corporation is governed by Nevada law.

         The transactions contemplated under this Agreement were adopted and ratified on February 19, 1998 at a Special Meeting of the Board of Directors of FutureOne, Inc, a wholly owned subsidiary of FutureOne by a unanimous vote of the Directors and reaffirmed by the Board of Directors of FutureOne on May 7, 1998;

         The transactions contemplated under this Agreement were adopted and ratified on March 28, 1998 at a Special Meeting of Shareholders of CARNET by a majority of the common shares of record; and

The respective Boards of Directors of FutureOne and CARNET have determined that it is desirable upon the terms and subject to the conditions set forth herein, that FutureOne acquire CARNET and that CARNET be a wholly-owned subsidiary of FutureOne, with the shares of CARNET's common stock being converted into shares of FutureOne, with the effect that FutureOne shall become the owner of 100 percent of the issued and outstanding shares of common stock of CARNET, all as hereinafter set forth.

         Accordingly, in consideration of the mutual covenants and agreements contained herein, it is agreed that, in accordance with the applicable statutes of the States of Arizona and Nevada, CARNET shall be at the "Effective Time" (as that term is defined in Section 1.2 hereof) acquired by FutureOne (the "Acquisition") and that the terms and conditions of the Acquisition, the mode, of carrying same into effect, the manner and basis of converting shares, and such other provisions as are deemed necessary or desirable to be effected by the Acquisition.

         NOW, THEREFORE, in consideration of the mutual promises, agreements and benefits contained herein, it is agreed by and between the parties as follows:

                                    ARTICLE I

                              Terms of Acquisition

         1.1 Acquisition. At the Effective Time, CARNET shall be acquired by FutureOne, such that CARNET shall be a wholly-owned subsidiary of FutureOne, the separate existence of CARNET shall continue, and FutureOne shall continue in existence as the parent corporation. All of the operations of CARNET shall hereinafter be merged into and conducted by FutureOne, Inc., a wholly-owned subsidiary of FutureOne. From and after the Effective Time, the corporate existence of FutureOne, with all its rights, privileges, immunities, powers and purposes, shall continue unaffected and unimpaired by the Acquisition.

         1.2 Closing and Effective Time. The consummation of the Acquisition of CARNET by FutureOne (the "Closing") shall take place at the offices of FutureOne, at 10:00 a.m., Arizona time, on the first day after which (a) all conditions set forth in this Agreement have been satisfied; or (b) at such other place, date, and time as may be agreed upon by FutureOne and CARNET. The date on which the closing shall take place shall be hereinafter referred to as the "Closing Date." Simultaneously, with the consummation of the Closing, this Agreement, or Articles of Exchange, as appropriate, and all other instruments or documents required to make the Acquisition effective or complete the transaction as contemplated by the terms of this Agreement shall be filed with the appropriate governmental agencies or authorities in accordance with the provisions of the laws of the States of Arizona and Nevada. The date on which the Acquisition shall become effective shall be the date all appropriate filings have been made in accordance with Arizona and Nevada law and such date is herein call the "Effective Time."

         1.3 Effect of Acquisition. At the Effective Time, the effects of the consummation of the Acquisition on FutureOne and CARNET shall be that FutureOne shall own all of the issued and outstanding shares of Common Stock of CARNET, and CARNET shall become a wholly-owned subsidiary of FutureOne.

         1.4 By-laws. At the Effective Time, the Bylaws of FutureOne shall become and remain the bylaws of the CARNET until amended or repealed in the manner therein provided and in accordance with the Articles of Incorporation of FutureOne and applicable law.

         1.5 Officers and Directors. At the Effective Time, the directors and officers of FutureOne, Kendall Q. Northern and Earl J. Cook, shall be the sole directors and officers of FutureOne and CARNET. Such directors and officers shall serve from and after the Effective Time until their respective successors are duly elected and qualified. At the Effective Time, the current board of directors of CARNET shall immediately resign.

         1.6 Other action. Upon and after the Effective Time, CARNET shall take all such action as shall be deemed necessary or appropriate by FutureOne. In case that, at any time after the Effective Time, FutureOne and CARNET shall consider or be advised that any further deeds, assignments, conveyances or instruments are necessary or desirable to carry out the provisions of the Agreement, the proper officers and directors of FutureOne and CARNET as of the Effective Time shall execute and deliver any and all proper deeds, assignments, and assurances of law, and do all things necessary or appropriate and proper to carry out the provisions of the terms of this Agreement.

                                   ARTICLE II

              Terms of the Transaction and the Manner and Basis of
                         Converting the Shares of CARNET

         2.1 Shares of FutureOne. Each share of FutureOne Common Stock held by current shareholders prior to the Effective Time shall continue to remain issued and outstanding and be unaffected by the Acquisition, which shares, together with the shares of CARNET Common Stock converted by virtue of the Acquisition under Section 2.2 below shall, after the effectiveness of the Acquisition, constitute the total issued and outstanding FutureOne Common Stock.

         2.2 Exchange of shares of CARNET. At the Effective Time, all of the 100 common shares of CARNET shall be exchanged for 100,000 shares of FutureOne. Upon execution of these Articles of Exchange, the shareholders of CARNET will be instructed to deposit all 100 issued & shares at the following address:

                  Holladay Stock Transfer Agency ("Transfer Agent") 4350 East Camelback Road
                  Phoenix, Arizona 85018

After the effective date, said shares shall be exchanged as described herein, each certificate shall be exchanged without cost to the shareholder. Any additional or mutable exchanges requested by CARNET shareholders will be charged, to said CARNET shareholders, the prevailing rate by the transfer agent. In the event of the termination or abandonment by any Party prior to the effective date, all shares held by the transfer agent will be promptly returned via registered mail to each CARNET shareholder. From and after the Effective Time the shares of CARNET Common Stock outstanding immediately prior thereto shall cease to be shares of CARNET, irrespective of whether certificates evidencing such shares have been surrendered, and there shall be no further transfer or issuance of certificates for CARNET Common Stock provided, however, that with respect to any certificate thereto issued, which has been lost or destroyed, FutureOne may replace such certificate upon receipt of satisfactory evidence of ownership of the shares represented thereby and of appropriate indemnification.



                                   ARTICLE III

                   Representations and Warranties of FutureOne

         3.1 Due incorporation, good standing, qualification. FutureOne is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with all requisite corporate power and authority to own, operate, and lease its properties and to carry on its business as presently conducted.

         3.2 Authority and compliance; no violation. FutureOne, to the best of its knowledge, has full corporate power and lawful authority to execute and deliver this Agreement, and to consummate and perform the transactions contemplated hereby.

         3.6 Other. FutureOne, to the best of its knowledge, has disclosed, and shall disclose, relevant financial and corporate information regarding this transaction to CARNET.

                                   ARTICLE IV

                    Representations and Warranties of CARNET

         4.0 Due Incorporation, good standing, qualification. CARNET is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation with all requisite corporate power and authority to own, operate and lease its properties and carry on its business as presently conducted. CARNET is not subject to any material disability by reason of the failure to be duly qualified as a foreign corporation for the transaction of business and in good standing under the laws of any jurisdiction.

         4.1 Authority and compliance; no violation. CARNET has full corporate power and lawful authority to execute and deliver this Agreement, and to consummate and perform the transactions contemplated hereby. The execution and delivery of this Agreement by CARNET, and the consummation and performance of the transactions contemplated hereby shall have been fully and validly authorized by all necessary corporate and other proceedings, and this Agreement shall constitute the valid obligation of CARNET, legally binding upon it in accordance with its terms. No approval or consent of any federal, state, county, local or other governmental agency or body is required to be obtained by CARNET in connection with the execution, delivery, consummation and performance of this Agreement by CARNET. The execution, delivery, consummation and performance of this Agreement by CARNET shall not conflict with or result in the breach or violation of any term or provision of, or constitute a material default under, any statute, indenture, mortgage, deed of trust, note agreement, or other agreement or instrument by which it is bound, or any law, order, writ, injunction, decree, rule or regulation of any court or any governmental agency or body.

         4.2 Financial Statement and Due Diligence. CARNET represents that, prior to the Effective date, it has provided FutureOne with complete financial statements that fairly and accurately present the financial condition of CARNET as of the date indicated and the report of its operations and changes in the financial position for the period then ended in conformity with generally accepted accounting principles applied on a consistent basis and includes all adjustments, including normally occurring accruals, necessary for a fair presentation of the statement of operations for such period. CARNET does not have any material liabilities or obligations of a type which would be included on a balance sheet prepared in accordance with generally accepted accounting principles, whether or not accrued or contingent and whether or not determined or determinable, including without limitation, tax liabilities, except as disclosed in said financial statements.

         4.3 No material change. Since March 1, 1998, there has not been (1) any material change in the financial condition and Financial Statement as referred to section 4.2 above or the business properties or assets of CARNET (ii) any event or condition of any character which has materially and adversely affected the business of CARNET, or (iii) any mortgage, pledge of any amount of the properties or asset of CARNET except in each case as disclosed in, or contemplated by, the financial statements and related footnotes thereto referred to in section 4.2 above.

         4.4 Tax matters. CARNET has duly riled with all of the appropriate federal, state, local and foreign governmental agencies all tax returns and reports which are required to be filed by any individual, entity or governmental agency, and have paid in full all taxes, interest, penalties, assessments or deficiencies shown to be due on any such tax returns and reports or claimed to be due by any taxing authority. CARNET is not a party to any pending action or proceeding threatened by any governmental authority, for assessment or collection of taxes, and no claims for assessment or collection of taxes have been asserted against CARNET.

         4.5 Title to properties. CARNET has good and clear title to all significant properties and assets, real and personal, which it purports to own, free and clear of all security interests, liens, claims, encumbrances and charges except for (1) liens for current taxes not yet due and payable, (ii) liens, encumbrances and claims disclosed in the Financial Statements and related notes thereto of CARNET referred to in section 4.2 above of this Article IV and
(iii) such imperfections of title, easements and encumbrances, if any, as are not material in the character, amount or extent and do no materially detract from the value or materially interfere with the use of the property subject thereto or affected thereby or otherwise materially impair business operations being conducted thereon.

         4.6 Litigation. There is no action, suit or proceeding pending or, to the knowledge of CARNET, threatened against or affecting CARNET, at law or in equity, or before or by any individual, entity, or federal, state, municipal or any other governmental department, commission, board, bureau, agency or instrumentality, which if determined adversely to CARNET, would individually or in the aggregate have a material adverse effect on the business, properties, operations, prospects or assets, or the condition, financial or otherwise, of CARNET.

         4.7 Rights and Licenses. CARNET, is not subject to any material liability by reason of its failure to possess any trademark, trademark right, trade name, trade name right or license.

         4.8 Other. CARNET has fully disclosed, and shall disclose, all financial and corporate information regarding this transaction, whether material or inconsequential, to FutureOne.


                                    ARTICLE V

                             Covenants of FutureOne

         5.1 Shareholders notification. Subsequent to the Effective Time, FutureOne shall notify all of its shareholders of the completion of the terms of this Agreement and the transactions contemplated hereunder.


                                   ARTICLE VI

                              Additional Agreements

         6.1 Tax Free Qualification. The parties hereto intend that the transactions contemplated by this Agreement shall qualify as a tax-free exchange under Section 368 of the Internal Revenue Code.

         6.2 Accounting methods. The parties hereto warrant that all financial statements and other financial information have been prepared in accordance with Generally Accepted Accounting Principles.

         6.3 Resignations. Upon the Effective Date, CARNET shall turn over to FutureOne original resignations of each of its officers and directors.

         6.4 Employment Agreement. Prior to the closing, Stephen Heitz and FutureOne, Inc. shall enter into a long term employment agreement whereby FutureOne, Inc. shall employ Mr. Heitz as a Vice President of Software Development.

         6.5 Bank Accounts. Immediately after the closing, CARNET shall close all bank accounts and transfer any remaining balance to FutureOne.

         6.6 CARNET Shareholder Loans. Prior to closing CARNET shall have any amounts currently owed to stockholders, in the form of principal or interest, contributed by such shareholders to the capital of the corporation and no amounts shall be due to any shareholder as of the date of closing.

                                   ARTICLE VII

               Conditions Precedent to Obligations of all Parties

         7.1 Obligations. The obligations of the parties to consummate the Acquisition are subject to the fulfillment prior to or at the Closing of each of the following conditions, except as such parties may legally waive such conditions in writing:

         7.2 Litigation. On the Closing Date, there shall not be pending or threatened any claim, action, suit or proceeding against any of the parties hereto or any of their affiliates, which, if adversely determined, might prevent or materially hinder consummation of the Acquisition contemplated by this Agreement, result in payment of substantial damages as a as a result of such Acquisition and the transactions contemplated hereby or otherwise materially impair the benefits to any party or parties contemplated hereby and no investigation by any governmental agency shall be pending or threatened which might eventually result in any such suit, action or other proceeding.

         7.3 Corporate documents. As of the Effective Date, CARNET shall immediately turn over to FutureOne any and all original corporate and financial records and copies of any other records of CARNET.


                                  Article VIII

                               General Provisions

         8.1 Notices. Any notice hereunder to a party shall be deemed to be properly served in writing and personally delivered or mailed to:

         In the case of CARNET:
                  Carnet Computer Services, Inc.
                  5530 E. Washington
                  Phoenix Arizona 85034
                  Attention: Stephen Heitz

         In the case of FutureOne:
                  World's Fare, Inc.
                  4250 East Camelback Road
                  Suite K-114
                  Phoenix, Arizona 85018-2751
                  Attention: Earl J. Cook, Executive Vice President

Or to such other address as may have been furnished in writing by such party to the other parties to this Agreement, and shall be deemed to have been given as of the time delivered or, if mailed, as of the time acknowledged as received if mailed registered or certified mail, postage prepaid, it being the intention that all notices; pursuant hereto shall be effective only upon receipt.

         8.2 Interpretations. To the extent permitted by the context in which used; (a) words in the singular number shall include the plural, words in the masculine gender shall include the feminine and neuter, and vice versa; and (b) references to "persons" or "parties" in this Agreement shall be deemed to refer to natural persons, corporations, and all other entities. This instrument shall be construed in accordance with the fair meaning of its language, and shall not be construed for or against the party drafting it, solely because of such fact.

         8.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall constitute one and the same document.

         8.4 Section headings and gender. The section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof. The use of the masculine or any other pronoun herein when referring to any party has been for convenience only and shall be deemed to refer to the particular party intended regardless of the actual gender of such party.

         8.5 Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the transactions contemplated hereby, and any previous agreements or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement.

         8.6 Non-assignability. The obligations of this Agreement are personal to each party, and neither the rights nor obligations under this Agreement may be assigned or transferred by any party in any manner whatsoever, nor are such rights or obligations subject to involuntary alienation, assignment or transfer.

         8.7 Exclusive governing law. This Agreement has been executed and delivered in the State of Arizona, and it shall be exclusively construed in accordance with the laws of the State of Arizona.

         8.8 Severability. The unenforceability, invalidity, or illegality of any provision of this Agreement shall not render the other provisions unenforceable, invalid, or illegal. If any term, provision, covenant or condition of this Agreement is invalidated due to its scope or breadth, such term, provision, covenant, or condition shall be deemed valid to the extent of the scope or breadth permitted by law in accordance with the intent of the parties as expressed herein.

         8.9 Waiver of terms. Any of the terms and conditions of this Agreement, to the extent permitted by law, may be waived at any time by the party which is or whose shareholders are entitled to the benefit thereof by action taken by the boards of directors of such party, or by the President thereof authorized to act for such party, whether before or after action with respect to this Agreement on behalf of the shareholders of the parties, or any one or more of them, provided, however, that such action shall be taken only if, in the judgment of the board of directors or officer taking such action, such waiver will not have a materially adverse effect on the benefits intended hereunder to the shareholders of its or his corporation. Such action shall be evidenced by written notice signed by its President of the party taking such action.

         8.10 Cooperation. Subject to the terms and conditions herein provided, each of the parties hereto shall use its best lawful efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be delivered, such additional documents and instruments and to do or cause to be done all things necessary, proper or advisable, under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement.

         8.11 Arbitration; Exclusive jurisdiction and venue. The parties hereby agree to exclusively submit all controversies, claims, and matters of difference to arbitration in Phoenix, Arizona, according to the rules and practices of the American Arbitration Association from time to time in force, except to the extent that such rules and practices are inconsistent with the terms of this Agreement. This submission and agreement to arbitrate shall be specifically enforceable. The arbitrator shall exclusively apply Arizona law as though he or she were bound by the applicable statutes and precedents in case law. The arbitrator shall have the power to issue any award, judgment, decree, or order of relief that a court of law or equity could issue under Arizona law, including but not limited to money damages, specific performance, or injunctive relief. In the event that any party refines to submit to arbitration, the party that has submitted to arbitration shall be empowered to file the appropriate action in a court in Maricopa County, Arizona. In all disputes, the non-prevailing party shall be pay the reasonable attorneys' fees and costs of the prevailing party.

         8.12 Enforcement. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

         8.13 Attorneys' fees and costs. Except as otherwise provided herein, each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions incurred in connection with this Agreement and the transactions contemplated hereby.

         8.14 Amendment of Agreement. Notwithstanding anything to the contrary in this Agreement, to the extent permitted by law, this Agreement may be amended, supplemented or interpreted at any time by written instrument duly executed by each of the parties hereto which shall have been authorized by appropriate action taken by the board of directors of the parties hereto and, in the case of an interpretation, the actions of such board of directors shall be binding.

         8.15 Governing law of merged entities. FutureOne, as the acquiring corporation, is to be governed by the laws of the State of Nevada, and shall comply with the applicable provisions of the laws of the State of Nevada as amended. These Articles of Exchange shall be filed with the Nevada Secretary of State and the Arizona Secretary of State so that;

         (a) FutureOne may be served with process in any proceeding for enforcement of Rights of Dissenting Shareholders of CARNET against FutureOne; and

         (b) FutureOne may be saved with process in any proceeding for the enforcement of any obligation under the provisions of the Nevada Revised Statutes pertaining to dissenting shareholders of CARNET; and

         (c) The former shareholders of CARNET, which as the acquired corporation, are entitled only to the rights as provided herein and under the Nevada Revised Statutes

         8.16 Indemnification. The Board of directors of CARNET hereby indemnifies, holds harmless, and agrees to defend FutureOne for any and all financial statements, and any acts or actions, whether financial or otherwise, regarding CARNET, and that said financial statements represent the true and complete financial position of CARNET.

IN WITNESS WHEREOF, each of the Parties hereto, pursuant to authority duly granted to each by their respective board of directors, has caused these Articles of Exchange between CARNET and FutureOne, to be executed by its respective authorized officers on the date first written above.


       World's Fare, Inc., d.b.a. FutureOne
              (A Nevada corporation)
                                               State of Arizona       )
                                                                      ) ss.
                                               County of Maricopa     )
/s/ Kendall Q. Northern
-----------------------------------
By: Kendall Q. Northern
Its: President


                                             Subscribed and sworn to before me
                                             by Kendall Q. Northern and Stephen
                                             Heitz this 11th day of May, 1998.

/s/ Eric Cook
-----------------------------------
By: Eric Cook, Secretary

          Carnet Computer Services, Inc.
              (A Nevada corporation)           /s/ Eric Cook
                                               -------------------------------
                                               Notary Public
/s/ Stephen Heitz
------------------------------------
By: Stephen Heitz                              My commission expires:  07/17/99
Its: Director/Secretary/Treasurer
      President                                                  [Notary Seal]

------------------------------------
By:
------------------------------------

Its:
------------------------------------

                                      (R) RECEIPT NO.            FY9900010100
                                      Arizona Bar Foundation
                                      08/25/1998     Current Balance    $175.00
                                      Printed by SH                     $125.00


                                                  ARTICLES OF EXCHANGE
              FILED
       IN THE OFFICE OF THE                          BY AND BETWEEN
    SECRETARY OF STATE OF THE
         STATE OF NEVADA                               OPEC, Corp
                                                (A Colorado Corporation)
           AUG 25 1998
                                                          AND
           NO. C4435-94
         /s/ DEAN HELLER                  WORLD'S FARE, Inc., d.b.a. FutureOne
 DEAN HELLER, SECRETARY OF STATE                 (A Nevada Corporation)

                  THESE ARTICLES OF EXCHANGE dated this 29th day of July, 1998, by and between OPEC Corp., a Colorado corporation (hereinafter "OPEC") and World's Fare, Inc., d.b.a. FutureOne, a Nevada Corporation (hereinafter "FutureOne").

                                    RECITALS

         FutureOne has an aggregate number of authorized share of capital stock being a single class, common stock without series, consisting of Fifty Million (50,000,000) shares, $0.001 par value, of which approximately Seven Million Nine Hundred Thousand (7,900,000) shares are fully paid, issued and outstanding on the books of the Corporation (pre-exchange).

         The principal office of FutureOne is located at 4250 East Camelback Road, Suite K-192, Phoenix, Arizona 85018; Resident Agency National, 377 South Nevada Street, Carson City, Nevada 89703 is the registered agent of record upon whom service of process for FutureOne may be received within the state of Nevada, and the corporation is governed by Nevada law.

         OPEC has an aggregate number of authorized share of capital stock being a single class, common stock without series, consisting of One Thousand (1,000) shares, no par value, of which Seventy Six (76) shares are fully paid, issued and outstanding on the books of the Corporation (pre-exchange).

         The principal office of OPEC is located at 5930 Paonia Court, Colorado Springs, Colorado; Donald D. Cannella, 6332 Firestar Lane, Colorado Springs, Colorado 80918, is the registered agent of record upon whom service of process for OPEC may be received within the state of Colorado; and the corporation is governed by Colorado law.

         The Boards of Directors of the Parties will recommend and notice these Articles of Exchange if required by the Colorado Revised Statutes and/or the Nevada Revised Statutes.

         The transactions contemplated under this Agreement were adopted and ratified on July 28, 1998 at a Special Meeting of the Board of Directors of FutureOne by a unanimous vote of the Directors;

         The transactions contemplated under this Agreement were adopted and ratified on July 28, 1998 at a Special Meeting of Shareholders of OPEC by a unanimous vote of the common shares of record; and

 The respective Boards of Directors of FutureOne and OPEC have determined that it is desirable, upon the terms and subject to the conditions set forth herein, that FutureOne acquire OPEC and that OPEC be a wholly-owned subsidiary of FutureOne, with the shares of OPEC's common stock being converted into shares of FutureOne, with the effect that FutureOne shall become the owner of 100 percent of the issued and outstanding common stock of OPEC, all as hereinafter set forth.

 Accordingly, in consideration of the mutual covenants and Agreements contained herein, it is agreed that, in accordance with the applicable statutes of the States of Colorado and Nevada, OPEC shall be at the "Effective Time" (as that term is defined in Section 1.2 hereof) acquired by FutureOne (the "Acquisition") and that the terms and conditions of the Acquisition, the mode of carrying same into effect, the manner and basis of converting shares, and such other provisions as are deemed necessary or desirable to be effected by the Acquisition.

         NOW, THEREFORE, in consideration of the mutual promises, Agreements and benefits contained herein, it is agreed by and between the parties as follows:

                                    ARTICLE I

                              Terms of Acquisition

         1.1 Acquisition. At the Effective Time, OPEC shall be acquired by FutureOne, such that OPEC shall be a wholly-owned subsidiary of FutureOne, the separate existence of OPEC shall continue, and FutureOne shall continue in existence as the parent corporation, doing business as "FutureOne." From and after the Effective Time, the corporate existence of FutureOne, with all its rights, privileges, immunities, powers and purposes, shall continue unaffected and unimpaired by the Acquisition.

         1.2 Closing and Effective Time. The consummation of the Acquisition of OPEC by FutureOne (the "Closing") shall take place at the offices of Alpern, Myers, Stuart, Scheuerman and Levinson, a legal services LLC, 14 N. Sierra Madre, Colorado Springs, Colorado 80903, at 2:00 PM, Colorado time, on the first day after which (a) all conditions set forth in this Agreement have been satisfied; or (b) at such other place, date, and time as may be agreed upon by FutureOne and OPEC. The date on which the closing shall take place shall be hereinafter referred to as the "Closing Date." Simultaneously, with the consummation of the Closing, this Agreement, or Articles of Exchange, as appropriate, and all other instruments or documents required to make the Acquisition effective or complete the transaction as contemplated by the terms of this Agreement shall be filed with the appropriate governmental agencies or authorities in accordance with the provisions of the laws of the States of Colorado and Nevada. The date on which the Acquisition shall become effective shall be the date all appropriate filings have been made in accordance with Colorado and Nevada law and such date is herein call the "Effective Time."

         1.3 Effect of Acquisition. At the Effective Time, the effects of the consummation of the Acquisition on FutureOne and OPEC shall be that FutureOne shall own all of the issued and outstanding shares of Common Stock of OPEC, and OPEC shall become a wholly-owned subsidiary of FutureOne.

         1.4 By-laws. At the Effective Time, the Bylaws of OPEC may be amended as necessary to be consistent with the fiscal year of FutureOne and to allow other provisions of this Agreement to be carried out according to terms specified herein.

         1.5 Officers and Directors. As of the closing date, the Directors of FutureOne, Kendall Q. Northern and Earl J. Cook, shall be appointed as a Director and consultant to the Board, respectively, of OPEC and shall serve from and after the Closing Date for a period of five years according to the terms specified in Section 6.4 of this Agreement. As of the closing date, the current board of directors of OPEC shall continue to serve as directors of OPEC and Donald D. Cannella and Daniel J. Romano shall be appointed as a Director and Advisor to the Board, respectively, of FutureOne and shall serve from and after the Closing Date until the next annual meeting of shareholders. The new Board members shall be paid the same fees and expenses as all other Board members of FutureOne, which fee is currently $2,500 per month.

         1.6 Other action. Upon and after the Effective Time, OPEC shall take all such action as shall be deemed necessary or appropriate by FutureOne. In case that, at any time after the Effective Time, FutureOne and OPEC shall consider or be advised that any further deeds, assignments, conveyances, or instruments are necessary or desirable to carry out the provisions of the Agreement, the proper officers and directors of FutureOne and OPEC as of the Effective Time shall execute and deliver any and all proper deeds, assignments, and assurances of law, and do all things necessary or appropriate and proper to carry out the provisions of the terms of this Agreement.

                                   ARTICLE II

              Terms of the Transaction and the Manner and Basis of
                          Converting the Shares of OPEC

         2.1 Shares of FutureOne. Each share of FutureOne Common Stock held by current shareholders prior to the Effective Time shall continue to remain issued and outstanding and be unaffected by the Acquisition, which shares, together with the shares of OPEC Common Stock converted by virtue of the Acquisition under Section 2.2 below shall, after the effectiveness of the Acquisition, constitute the total issued and outstanding FutureOne Common Stock.

         2.2 Exchange of shares of OPEC. At the Effective Time, all of the Seventy Six (76) issued and outstanding common shares of OPEC shall be exchanged for the number of shares of FutureOne computed by dividing the ultimate purchase price, as determined in Section 2.3 below, by Three Dollars ($3). Upon execution of these Articles of Exchange, the shareholders of OPEC will be instructed to deposit all Seventy Six (76) shares, in a manner that will effectuate the proper transfer of said stock to FutureOne, at the following address:

                  Holladay Stock Transfer Agency ("Transfer Agent") 4350 East Camelback Road, Suite F100
                  Phoenix, Arizona 85018

After the effective date, said shares shall be exchanged as described herein, each certificate shall be exchanged without cost to the shareholder. Any additional or mutable exchanges requested by OPEC shareholders will be charged, to said OPEC shareholders, the prevailing rate by the transfer agent. In the event of the termination or abandonment by any Party prior to the effective date, all shares held by the transfer agent will be promptly returned via registered mail to each OPEC shareholder. From and after the Effective Time, the shares of OPEC Common Stock outstanding immediately prior thereto shall cease to be shares of OPEC, irrespective of whether certificates evidencing such shares have been surrendered, and there shall be no further transfer or issuance of certificates for OPEC Common Stock, provided, however, that with respect to any certificate thereto issued, which has been lost or destroyed, FutureOne may replace such certificate upon receipt of satisfactory evidence of ownership of the shares represented thereby and of appropriate indemnification.

         2.3 Purchase Price of OPEC. The Parties hereto have mutually agreed, that based on the financial statements and other documents presented by OPEC to FutureOne, and based upon FutureOne's independent investigation that the value of OPEC indicated by these records is $7,000,000.00 after OPEC pays currently accrued bonuses to its management in the sum of $500,000.00 and accordingly the stockholders of OPEC will receive 2,334,000 shares of FutureOne stock. However, within sixty (60) days of the closing. OPEC shall deliver to FutureOne an audited financial statement prepared by a licensed Certified Public Accountant and a business appraisal prepared by a qualified business appraiser, both of which shall be paid for by OPEC. If either, or both, of these reports indicates a fair market value significantly different, with significantly different meaning more than 15% below, the mutually agreed purchase price indicated above, than the mutually agreed purchase price indicated above, shall be revised down to, a mutually agreed upon amount; but, nevertheless, the purchase price shall not be reduced to less than $6,000,000.00.

                                   ARTICLE III

                   Representations and Warranties of FutureOne

         3.1 Due incorporation, good standing, qualification. FutureOne is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with all requisite corporate power and authority to own, operate, and lease its properties and to carry on its business as presently conducted and is, or will be, promptly after Closing, authorized to do business in the State of Colorado.

         3.2 Authority and compliance; no violation. FutureOne has full corporate power and lawful authority to execute and deliver this Agreement, and to consummate and perform the transactions contemplated hereby. The execution and delivery of this Agreement by FutureOne, and the consummation and performance of the transactions contemplated hereby shall have been fully and validly authorized by all necessary corporate and other proceedings, and this Agreement shall constitute the valid obligation of FutureOne, legally binding upon it in accordance with its terms. No approval or consent of any federal, state, county, local or governmental agency or body is required to be obtained by FutureOne in connection with the execution, delivery, consummation and performance of this Agreement by FutureOne. The execution, delivery, consummation and performance of this Agreement by FutureOne shall not conflict with or result in the breach or violation of any term or provision of, or constitute a material default under, any statute, indenture, mortgage, deed of trust, note agreement, or other agreement or instrument by which it is bound, or any law, order, writ, injunction, decree, rule or regulation of any court of any governmental agency or body.

         3.3 Other. FutureOne, to the best of its knowledge, has disclosed relevant financial and corporate information regarding this transaction to OPEC.

                                   ARTICLE IV

                     Representations and Warranties of OPEC

         4.0 Due Incorporation, good standing, qualification. OPEC is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation with all requisite corporate power and authority to own, operate and lease its properties and carry on its business as presently conducted. OPEC is not subject to any material disability by reason of the failure to be duly qualified as a foreign corporation for the transaction of business and in good standing under the laws of any jurisdiction.

         4.1 Authority and compliance; no violation. OPEC has full corporate power and lawful authority to execute and deliver this Agreement, and to consummate and perform the transactions contemplated hereby. The execution and delivery of this Agreement by OPEC, and the consummation and performance of the transactions contemplated hereby shall have been fully and validly authorized by all necessary corporate and other proceedings, and this Agreement shall constitute the valid obligation of OPEC, legally binding upon it in accordance with its terms. No approval or consent of any federal, state, county, local or other governmental agency or body is required to be obtained by OPEC in connection with the execution, delivery, consummation and performance of this Agreement by OPEC. The execution, delivery, consummation and performance of this Agreement by OPEC shall not conflict with or result in the breach or violation of any term or provision of, or constitute a material default under, any statute, indenture, mortgage, deed of trust, note agreement, or other agreement or instrument by which it is bound, or any law, order, writ, injunction, decree, rule or regulation of any court or any governmental agency or body.

         4.2 Financial Statement and Due Diligence. OPEC represents that, to the best of its knowledge prior to the Effective date, it has provided FutureOne with complete, but unaudited, financial statements that fairly and accurately present the financial and corporate position of OPEC as of the date indicated and the report of its operations and changes in the financial position for the period then ended, in conformity with generally accepted accounting principles applied on a consistent basis, and includes other than $500,000.00 in accrued management bonuses all material adjustments, consisting only of normally occurring accruals, necessary for a fair statement of the results of operations for such period. OPEC does not have any material liabilities or obligations of a type which would be included on a balance sheet prepared in accordance with generally accepted accounting principles, whether or not accrued or contingent and whether or not determined or determinable, including, without limitation, tax liabilities, except as disclosed in said financial statements.

         4.3 No material change. Since July 1, 1998, there has not been (i) any material adverse change in the financial conditions and Due Diligence Report as referred to in Section 4.2 above, business, properties, or assets of OPEC, (ii) any event or condition of any character which has materially and adversely affected the business of OPEC, or (iii) any mortgage or pledge of any material amount of the properties or assets of OPEC, except in each case as disclosed in or contemplated by the financial statements and related footnotes thereto referred in Section 4.2 above and as set forth in the Letter of Intent between the parties.

         4.4 Tax matters. OPEC has duly filed with all of the appropriate federal, state, and local and foreign governmental agencies all tax returns and reports which are required to be filed by any individual, entity, or governmental agency, and have paid in full all taxes interests, penalties, assessments or deficiencies shown to be due on such tax returns and reports or claimed to be due by any taxing authority. OPEC is not a party to any pending action or proceeding threatened by any governmental authority, for assessment or collection of taxes, and no claims for assessment or collection of tax have been asserted against OPEC.

         4.5 Title to properties. OPEC has good and clear title to all significant properties and assets, real and personal, which it purports to own, free and clear of all security interests, liens, claims, encumbrances and charges, except for (i) liens for current taxes not yet due and payable, (ii) liens, encumbrances and claims disclosed in the Financial Statements and related notes thereto of OPEC referred to in Section 4.2 above of this Article IV, and
(iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and do not materially detract from the value, or materially interfere with the use of the property subject thereto or affected thereby or otherwise materially impair business operations being conducted thereon. All leases pursuant to which OPEC leases any substantial amount of real or personal property are valid and effective in accordance with the respective terms.

         4.6 Litigation. There is no action, suit or proceeding pending or, to the knowledge of OPEC, threatened against or affecting OPEC, at law or in equity, or before or by any individual, entity, or federal, state, municipal or any other governmental department, commission, board, bureau, agency or instrumentality, which, if determined adversely to OPEC, would individually or in the aggregate have a material adverse effect on the business, properties, operations, prospects or assets, or the condition, financial or otherwise, of OPEC.

         4.7 Rights and licenses. OPEC is not subject to any material liability by reason of its failure to possess any trademark, trademark right, trade name, trade name right or license.

         4.8 Other. OPEC, to the best of its knowledge has fully disclosed, and shall disclose, all material financial and corporate information regarding this transaction, to FutureOne.

                                    ARTICLE V

                             Covenants of FutureOne

         5.1 Shareholders notification. Subsequent to the Effective Time, FutureOne shall notify all of its shareholders of the completion of the terms of this Agreement and the transactions contemplated hereunder.

                                   ARTICLE VI

                              Additional Agreements

         6.1 Tax Free Qualification. The parties hereto intend that the transactions contemplated by this Agreement shall qualify as a tax-free exchange under Section 368 of the Internal Revenue Code. Each party has relied on its own professional tax advisors in determining the income tax effects of this transaction on their corporations and the stockholders of their corporation.

         6.2 Accounting methods. The parties hereto warrant that all financial statements and other financial information have been prepared in accordance with Generally Accepted Accounting Principles except as stated herein to the contrary.

         6.3 Employment Contracts. Upon the Effective Date, OPEC shall enter into employment contracts with each of its two current officers and directors. The contracts shall include the following basic terms: (i) The contracts shall be for a period of five years, (ii) the contracts shall be terminable only for cause, with cause defined as gross negligence or willful misconduct (iii) the compensation of the president shall be at least $120,000.00 per year with a bonus of at least $60,000.00 if certain goals are achieved, (iv) the compensation of the Vice president shall be at least $90,000.00 per year with a bonus of at least $40,000.00 if certain goals are achieved, (v) such compensation shall only be payable if predetermined revenue and profit goals, which support such compensation, are achieved and (vi) officers of OPEC shall be entitled to other benefits that are, or may be made available to, FutureOne management, including stock option plans.

         6.4 Board of Directors. FutureOne agrees that for the five years of "autonomous Operation" as defined in Section 6.6 below, that it will not expand the Board of Directors to more than three members and will elect Donald D. Cannella, Daniel J. Romano and Kendall Q. Northern to the Board of Directors and Earl J. Cook as a consultant to the Board of Directors of OPEC, as long as they are willing to serve in such capacity. The Directors and consultant shall be paid a monthly fee of $2,500, plus required travel expenses, for serving in such capacity and Directors and consultant shall only be removed from such capacity for cause, with cause defined as gross negligence or willful misconduct.

         6.5 Bank accounts and Loans. Immediately after the closing, OPEC shall continue its present banking relationships, but shall notify any and all banks and/or financial institutions of this Exchange Agreement and FutureOne shall within a reasonable period of time, after the closing date, use its best efforts to assist OPEC in arranging to have all of OPEC's obligations which are guaranteed by Stockholders refinanced to remove any personal guarantees of the current Stockholders.

         6.6 Autonomous Operation. For a period of five years from the closing date and to the extent provided by law, the day to day operations of OPEC shall be managed by the current officers and directors in a manner consistent with past operations and sound business policies. Such operating authority shall be restricted only by the following: (i) the necessary imposition of those policies adopted by FutureOne, which allow for the providing of qualified group benefits to all employees, (ii) the consolidation of financial information and tax reporting, (iii) any credit obtained by OPEC must be based an its own financial strength and (iv) other matters which require FutureOne to administer policies according to its legal fiduciary responsibility.

The parties further agree that there shall be no transfer of funds or assets between the Parties, except as specified in Section 6.7 below, without the express permission of the Boards of Directors of both Parties.

The restrictions of this provision may be terminated prior to the five year period indicated above, by mutual Agreement of the Parties, as approved by their Boards of Directors.

         6.7 OPEC Management Responsibility to FutureOne. Although the Parties agree to the autonomous operations of OPEC, the Parties agree that there are certain management services and obligations that need to be fulfilled by FutureOne. Accordingly, for a period of five yews, OPEC hereby agrees to pay to FutureOne a monthly management fee of Five Thousand ($5,000.00) per month and to pay to FutureOne an amount equal to Eighty Percent (80%) of the Federal and State Income taxes that would be payable by OPEC, if they were not filing a consolidated tax return with FutureOne, if OPEC is not required to pay said taxes because of Net Operating Losses available to FutureOne. In addition OPEC agrees to provide FutureOne with regular financial and operating reports that will allow FutureOne management to monitor its activities.

                                   ARTICLE VII

               Conditions Precedent to Obligations of all Parties

         7.1 Obligations. The obligations of the parties to consummate the Acquisition are subject to the fulfillment prior to or at the Closing of each of the following conditions, except as such parties may legally waive such conditions in writing:

         7.2 Litigation. On the Closing Date, there shall not be pending or threatened any claim, action, suit or proceeding against any of the parties hereto or any of their affiliates which, if adversely determined, might prevent or materially hinder consummation of the Acquisition contemplated by this Agreement, result in payment of substantial damages as a result of such Acquisition and the transactions contemplated hereby or otherwise materially impair the benefits to any party or parties contemplated hereby and no investigation by any governmental agency shall be pending or threatened which might eventually result in any such suit, action or other proceeding.

         7.3 Corporate documents. As of the Effective Date, OPEC shall immediately make available to FutureOne any and all original corporate and financial records and copies of any other records of OPEC and OPEC shall provide for the safekeeping of all such documents.

         7.4 Covenants not to compete. As part of their employment contracts, current OPEC shareholders shall execute an Agreement not to compete with FutureOne while they are still employees of OPEC and for a period of one year thereafter if Shareholder voluntarily leaves his employment with OPEC.

                                  Article VIII

                               General Provisions

         8.1 Notices. Any notice hereunder to a party shall be deemed to be properly served in writing and personally delivered or mailed to:

         In the case of OPEC:

                  OPEC, Corp.
                  5930 Paonia Court
                  Colorado Springs, CO 80915
                  Attn: Donald D. Cannella, President

In the case of FutureOne:
                  World's Fare, Inc., d.b.a. FutureOne.
                  4250 East Camelback Road
                  Suite K-192
                  Phoenix, AZ 85018-2751
                  Attention: Kendall Q. Northern, President

Or to such other address as may have been furnished in writing by such Party to the other Parties to this Agreement, and shall be deemed to have been given as of the time delivered or, if mailed, as of the time acknowledged as received or five business days after mailing, whichever shall first occur, if mailed registered or certified mail, postage prepaid.

         8.2 Interpretations. To the extent permitted by the context in which used; (a) words in the singular number shall include the plural, words in the masculine gender shall include the feminine and neuter, and vice versa; and (b) references to "persons" or "parties" in this Agreement shall be deemed to refer to natural persons, corporations, and all other entities. This instrument shall be construed in accordance with the fair meaning of its language, and shall not be construed for or against the party drafting it, solely because of such fact.

         8.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall constitute one and the same document.

         8.4 Section headings and gender. The section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof. The use of the masculine or any other pronoun herein when referring to any party has been for convenience only and shall be deemed to refer to the particular party intended regardless of the actual gender of such party.

         8.5 Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the transactions contemplated hereby, and any previous Agreements or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement.

         8.6 Non-assignability. The obligations of this Agreement are personal to each party, and neither the rights nor obligations under this Agreement may be assigned or transferred by any party in any manner whatsoever, nor any such rights or obligations subject to involuntary alienation, assignment or transfer.

         8.7 Exclusive governing law. This Agreement shall be exclusively construed in accordance with the laws of the State of Arizona.

         8.8 Severability. The unenforceability, invalidity, or illegality of any provision of this Agreement shall not render the other provisions unenforceable, invalid, or illegal. If any term, provision, covenant or condition of this Agreement is invalidated due to its scope or breadth, such term, provision, covenant, or condition shall be deemed valid to the extent of the scope or breadth permitted by law in accordance with the intent of the parties as expressed herein.

         8.9 Waiver of terms. Any of the terms and conditions of this Agreement, to the extent permitted by law, may be waived at any time by the party which is or whose shareholders are entitled to the benefit thereof by action taken by the boards of directors of such party, or by the President thereof authorized to act for such party, whether before or after action with respect to this Agreement on behalf of the shareholders of the parties, or any one or more of them, provided, however, that such action shall be taken only if, in the judgment of the board of directors or officer taking such action, such waiver will not have a materially adverse effect on the benefits intended hereunder to the shareholders of its or his corporation. Such action shall be evidenced by written notice signed by its President of the party taking such action.

         8.10 Cooperation. Subject to the terms and condition herein provided, each of the parties hereto shall use its best lawful effort to take, or cause to be taken, such action, to execute and deliver, or cause to be delivered, such additional documents and instruments and to do or cause to be done all things necessary, proper or advisable, under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement.

         8.11 Arbitration; Exclusive jurisdiction and venue. The parties hereby agree to exclusively submit all controversies, claims, and matters of difference to arbitration in Phoenix, Arizona, according to the rules and practices of the American Arbitration Association from time to time in force, except to the extent that such rules and practices are inconsistent with the terms of this Agreement. This submission and Agreement to arbitrate shall be specifically enforceable. The arbitrator shall exclusively apply Arizona law as though he or she were bound by the applicable statutes and precedents in case law. The arbitrator shall have the power to issue any award, judgment, decree, or order of relief that a court of law or equity could issue under Arizona law, including but not limited to money damages, specific performance, or injunctive relief. In all disputes, the non-prevailing party shall be pay the reasonable attorneys' fees and costs of the prevailing party. Judgment on any award rendered by the arbitrator(s) shall be entered in Maricopa County, Arizona and may be entered in any court having jurisdiction thereof.

         8.12 Enforcement. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement. All provisions of this Agreement that are not to be performed prior to or at Closing, shall survive Closing.

         8.13 Attorneys fees and costs. Except as otherwise provided herein, each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions incurred in connection with this Agreement and the transactions contemplated hereby.

         8.14 Amendment of Agreement. Notwithstanding anything to the contrary in this Agreement to the extent permitted by law, this Agreement may be amended, supplemented or interpreted at any time by written instrument duly executed by each of the parties hereto which shall have been authorized by appropriate action taken by the board of directors of the parties hereto and, in the case of an interpretation, the actions of such board of directors shall be binding.

         8.15 Governing law of merged entities. FutureOne, as the acquiring corporation, is to be governed by the laws of the State of Nevada, and shall comply with the applicable provisions of the laws of the State of Nevada as amended. These Articles of Exchange shall be filed with the Nevada Secretary of State and the Arizona Secretary of State so that;

                  (a) FutureOne may be served with process in any proceeding for enforcement of Rights of Dissenting Shareholders of OPEC against FutureOne; and

                  (b) FutureOne may be served with process in any proceeding for the enforcement of any obligation under the provisions of the Nevada Revised Statutes pertaining to dissenting shareholders of OPEC; and

         The former shareholders of OPEC, which as the acquired corporation, are entitled only to the rights as provided herein and under the Nevada Revised Statutes

         8.16 Indemnification. OPEC hereby indemnifies, holds harmless, and agrees to defend FutureOne, its officers and Directors, from any and all claim that may arise from any and all acts or actions, whether intentional or otherwise, of OPEC that may have occurred before the closing date of this Agreement or may arise from this Agreement, if it shall be determined that OPEC has breached any of its representations or warranties under this Agreement or if any financial statements delivered under this Agreement shall contain material misstatements of fact.

IN WITNESS WHEREOF, each of the parties hereto, pursuant to authority duly granted to each by their respective board of directors, has caused these Articles of Exchange between OPEC and FutureOne, to be executed by its respective authorized officers on the date first written above.

    World's Fare, Inc., d.b.a. FutureOne           OPEC, Corp.
        (A Nevada corporation)                (A Colorado corporation)

/s/ Kendall Q. Northern                     /s/ Donald D. Cannella
-----------------------------------         -----------------------------------
By: Kendall Q. Northern                     By: Donald D. Cannella
Its:  President                             Its:  President

         OPEC Shareholders

/s/ Donald D. Cannella                      /s/ Daniel J. Romano
-----------------------------------         -----------------------------------
Donald D. Cannella                          Daniel J. Romano

World's Fare, Inc., d.b.a. Future One       State of Arizona           )
                                                                       )
/s/ Eric J. Cook                            County of Maricopa         )
-----------------------------------
By: Eric J. Cook
Secretary                                   Subscribed and sworn to before
                                            me by Kendall Q. Northern this
                                            29th day of July, 1998

[Notary Seal]                               /s/ Eric J. Cook
                                            -----------------------------------
                                            Notary Public

                                            My Commission expires       7-17-99

                                                  ARTICLES OF EXCHANGE
              FILED
       IN THE OFFICE OF THE                          BY AND BETWEEN
    SECRETARY OF STATE OF THE
         STATE OF NEVADA                            FutureOne, Inc.
                                                 (A Nevada Corporation)
           NOV 24 1998
                                                          and
           NO. C4435-94
         /s/ DEAN HELLER                         Priority Systems, Inc.
 DEAN HELLER, SECRETARY OF STATE                (An Arizona Corporation)


                  THESE ARTICLES OF EXCHANGE entered into this 29th day of September, 1998, by and between, Priority Systems, Inc., an Arizona Corporation (hereinafter "PSI"), and FutureOne. Inc., a Nevada Corporation (hereinafter "FutureOne").

                                    RECITALS

         FutureOne has an aggregate number of authorized shares of capital stock being a single class, common stock without series, consisting of Fifty Million (50,000,000) shares, $0.001 par value, of which approximately Ten Million Eight Hundred Seventy Five Thousand (10,875,000) shares are fully paid, issued and outstanding on the books of the Corporation (pre-exchange).

         The principal office of FutureOne is located at 4250 East Camelback Road, Suite K-192, Phoenix, Arizona 85018; Resident Agency National, 377 South Nevada Street, Carson City, Nevada 89703 is the registered agent of record upon whom service of process for FutureOne may be received within the state of Nevada, and the corporation is governed by Nevada law.

         PSI has an aggregate number of authorized shares of capital stock being a single class, common stock without series, consisting of One Million (1,000,000) shares, One Dollar ($1.00) par value, of which Fifty Six Thousand Seven Hundred Fifty (56,750) shares are fully paid, issued and outstanding on the books of the Corporation (pre-exchange).

         The principal office of PSI is located at 2099 Acoma Blvd., Lake Havasu City, Arizona; David Scheller 2009 W. Acoma Blvd, Lake Havasu City, AZ 86403 is the registered agent of record upon whom service of process for PSI may be received within the state of Arizona; and the corporation is governed by Arizona law.

         The Boards of Directors of the Parties will recommend and notice these Articles of Exchange if required by the Arizona Revised Statutes and/or the Nevada Revised Statutes.

         The transactions contemplated under this Agreement were adopted and ratified on September 28, 1998 at a Special Meeting of the Board of Directors of FutureOne by a unanimous vote of the Directors;

         The transactions contemplated under this Agreement were adopted and ratified on September 28, 1998 at a Special Meeting of Shareholders of PSI by a unanimous vote of the common shares of record; and

The respective Boards of Directors of FutureOne and PSI have determined that it is desirable, upon the terms and subject to the conditions set forth herein, that FutureOne acquire PSI and that PSI be a wholly-owned subsidiary of FutureOne, with the shares of PSI's common stock being converted into shares of FutureOne, with the effect that FutureOne shall become the owner of 100 percent of the issued and outstanding common stock of PSI, all as hereinafter set forth.

Accordingly, in consideration of the mutual covenants and Agreements contained herein, it is agreed that, in accordance with the applicable statutes of the States of Arizona and Nevada. PSI shall be at the "Effective Time" (as that term is defined in Section 1.2 hereof) acquired by FutureOne (the "Acquisition"), and that the terms and conditions of the Acquisition, the mode of carrying same into effect, the manner and basis of converting shares, and such other provisions as are deemed necessary or desirable to be effected by the Acquisition.

         NOW, THEREFORE, in consideration of the mutual promises, Agreements and benefits contained herein, it is agreed by and between the parties as follows:

                                    ARTICLE I

                              Terms of Acquisition

         1.1 Acquisition. At the Effective Time, PSI shall be acquired by FutureOne, such that PSI shall be a wholly-owned subsidiary of FutureOne, the separate existence of PSI shall continue, and FutureOne shall continue in existence as the parent corporation, doing business as "FutureOne." From and after the Effective Time, the corporate existence of FutureOne, with all its rights, privileges, immunities, powers and purposes, shall continue unaffected and unimpaired by the Acquisition.

         1.2 Closing and Effective Time. The consummation of the Acquisition of PSI by FutureOne (the "Closing") shall take place at the offices of FutureOne, Inc. at 2:00 PM, Arizona time on the first day after which (a) all conditions set forth in this Agreement have been satisfied; or (b) at such other place, date, and time as may be agreed upon by FutureOne and PSI. The date on which the closing shall take place shall be hereinafter referred to as the "Closing Date." Simultaneously, with the consummation of the Closing, this Agreement, or Articles of Exchange, as appropriate, and all other instruments or documents required to make the Acquisition effective or complete the transaction as contemplated by the terms of this Agreement shall be filed with the appropriate governmental agencies or authorities in accordance with the provisions of the laws of the States of Arizona and Nevada. The date on which the Acquisition shall become effective shall be the date all appropriate filings have been made in accordance with Arizona and Nevada law and such date is herein call the "Effective Time."

         1.3 Effect of Acquisition. At the Effective Time the effects of the consummation of the Acquisition on FutureOne and PSI shall be that FutureOne shall own all of the issued and outstanding shares of Common Stock of PSI, and PSI shall become a wholly-owned subsidiary of FutureOne.

         1.4 By-laws. At the Effective Time, the Bylaws of PSI may be amended as necessary to be consistent with the fiscal year of FutureOne and to allow other provisions of this Agreement to be carried out according to terms specified herein

         1.5 Officers and Directors. As of the closing date, the Directors of FutureOne, Kendall Q. Northern and Earl J. Cook, shall be appointed as a Directors of PSI and shall serve from and after the Closing Date until their respective successors are duly elected and qualified. As of the closing date Michael Mazick shall continue to serve as directors of PSI and any and all other Directors shall resign.

         1.6 Other action. Upon and after the Effective Time, PSI shall take all such action as shall be deemed necessary or appropriate by FutureOne. In case that, at any time after the Effective Time, FutureOne and PSI shall consider or be advised that any further deeds, assignments, conveyances, or instruments are necessary or desirable to carry out the provisions of the Agreement, the proper officers and directors of FutureOne and PSI as of the Effective Time shall execute and deliver any and all proper deeds, assignments, and assurances of law, and do all things necessary or appropriate and proper to carry out the provisions of the terms of this Agreement.

                                   ARTICLE II

              Terms of the Transaction and the Manner and Basis of
                          Converting the Shares of PSI

         2.1 Shares of FutureOne. Each share of FutureOne Common Stock held by current shareholders prior to the Effective Time shall continue to remain issued and outstanding and be unaffected by the Acquisition, which shares, together with the shares of PSI Common Stock converted by virtue of the Acquisition under
Section 2.2 below shall, after the effectiveness of the Acquisition, constitute the total issued and outstanding FutureOne Common Stock.

         2.2 Exchange of shares of PSI. At the Effective Time, all of the Fifty Six Thousand Seven Hundred Fifty (56,750) issued and outstanding common shares of PSI shall be exchanged for the number of shares of FutureOne computed by dividing the ultimate purchase price as determined in Section 2.3 below, by Three and one sixteenth Dollars ($3.0625). Upon execution of these Articles of Exchange, the shareholders of PSI will be instructed to deposit all Fifty Six Thousand Seven Hundred Fifty (56,750) shares, in a manner that will effectuate the proper transfer of said stock to FutureOne at the following address:

                          Holladay Stock Transfer Agency ("Transfer Agent") 4350 East Camelback Road, Suite F100
                          Phoenix, Arizona 85018

After the effective date, said shares shall be exchanged as described herein, each certificate shall be exchanged without cost to the shareholder. Any additional or mutable exchanges requested by PSI shareholders will be charged, to said PSI shareholders, the prevailing rate by the transfer agent. In the event of the termination or abandonment by any Party prior to the effective date, all shares held by the transfer agent will be promptly returned via registered mail to each PSI shareholder. From and after the Effective Time, the shares of PSI Common Stock outstanding immediately prior thereto shall cease to be shares of PSI, irrespective of whether certificates evidencing such shares have been surrendered, and there shall be no further transfer or issuance of certificates for PSI Common Stock, provided, however, that with respect to any certificate thereto issued, which has been lost or destroyed, FutureOne may replace such certificate upon receipt of satisfactory evidence of ownership of the shares represented thereby and of appropriate indemnification.

         2.3 Purchase Price of PSI. The Parties hereto have mutually agreed, that based on the Financial statements and other documents presented by PSI to FutureOne, that the value of PSI indicated by these records is $567,500 and accordingly the stockholders of PSI will receive 185,306 shares of FutureOne stock.
                                   ARTICLE III

                   Representations and Warranties of FutureOne

         3.1 Due incorporation, good standing, qualification. FutureOne is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with all requisite corporate power and authority to own, operate, and lease its properties and to carry on its business as presently conducted.

         3.2 Authority and compliance; no violation. FutureOne, to the best of its knowledge, has full corporate power and lawful authority to execute and deliver this Agreement, and to consummate and perform the transactions contemplated hereby.

         3.3 Other. FutureOne, to the best of its knowledge has disclosed relevant financial and corporate information regarding this transaction to PSI.

                                   ARTICLE IV

                      Representations and Warranties of PSI

         4.0 Due Incorporation, good standing, qualification. PSI is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation with all requisite corporate power and authority to own, operate and lease its properties and carry on its business as presently conducted. PSI is not subject to any material disability by reason of the failure to be duly qualified as a foreign corporation for the transaction of business and in good standing under the laws of any jurisdiction.

         4.1 Authority and compliance; no violation. PSI has full corporate power and lawful authority to execute and deliver this Agreement, and to consummate and perform the transactions contemplated hereby. The execution and delivery of this Agreement by PSI, and the consummation and performance of the transactions contemplated hereby shall have been fully and validly authorized by all necessary corporate and other proceedings, and this Agreement shall constitute the valid obligation of PSI, legally binding upon it in accordance with its terms. No approval or consent of any federal, state, county, local or other governmental agency or body is required to be obtained by PSI in connection with the execution, delivery, consummation and performance of this Agreement by PSI. The execution, delivery, consummation and performance of this Agreement by PSI shall not conflict with or result in the breach or violation of any term or provision of, or constitute a material default under, any statute, indenture, mortgage, deed of trust, note agreement, or other agreement or instrument by which it is bound, or any law, order, writ, injunction, decree, rule or regulation of any court or any governmental agency or body.

         4.2 Financial statement and Due Diligence. PSI represents that, prior to the Effective date, it has provided FutureOne with complete financial statements that fairly and accurately present the financial and corporate position of PSI as of the date indicated and the report of its operations and changes in the financial position for the period then ended, in conformity with generally accepted accounting principles applied on a consistent basis, and includes all adjustments, consisting only of normally occurring accruals, necessary for a fair statement of the results of operations for such period. PSI does not have any material liabilities or obligations of a type which would be included on a balance sheet prepared in accordance with generally accepted accounting principles, whether or not accrued or contingent and whether or not determined or determinable, including, without limitation, tax liabilities, except as disclosed in said financial statements.

         4.3 No material change. Since August 17, 1998, there has not been (i) any material change in the financial conditions and Due Diligence Report as referred to in Section 4.2 above, business, properties, or assets of PSI, (ii) any event or condition of any character which has materially and adversely affected the business of PSI, or (iii) any mortgage or pledge of any material amount of the properties or assets of PSI, except in each case as disclosed in or contemplated by the financial statements and related footnotes thereto referred in Section 4.2 above.

         4.4 Tax matters. PSI has duly filed with all of the appropriate federal, state, and local and foreign governmental agencies all tax returns and reports which are required to be filed by any individual, entity, or governmental agency, and have paid in full all taxes, interests, penalties, assessments or deficiencies shown to be due on such tax returns and reports or claimed to be due by any taxing authority. PSI is not a party to any pending action or proceeding threatened by any governmental authority, for assessment or collection of taxes, and no claims for assessment or collection of taxes have been asserted against PSI.

         4.5 Title to properties. PSI has good and clear title to all significant properties and assets, real and personal, which its purports to own, free and clear of all security interests, liens, claims, encumbrances and charges, except for (i) liens for current taxes not yet due and payable, (ii) liens, encumbrances and claims disclosed in the Financial Statements and related notes thereto of PSI referred to in Section 4.2 above of this Article IV, and
(iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and do not materially detract from the value, or materially interfere with the use of the property subject thereto or affected thereby or otherwise materially impair business operations being conducted thereon. All leases pursuant to which PSI leases any substantial amount of real or personal property are valid and effective in accordance with the respective terms.

         4.6 Litigation. There is no action, suit or proceeding pending or, to the knowledge of PSI, threatened against or affecting PSI, at law or in equity, or before or by any individual, entity, or federal, state, municipal or any other governmental department, commission, board, bureau, agency or instrumentality, which, if determined adversely to PSI, would individually or in the aggregate have a material adverse effect on the business, properties, operations, prospects or assets, or the condition, financial or otherwise of PSI.

         4.7 Rights and licenses. PSI is not subject to any material liability by reason of its failure to possess any trademark, trademark right, trade name, trade name right or license.

         4.8 Other. PSI has fully disclosed, and shall disclose, all financial and corporate information regarding this transaction, whether material or inconsequential, to FutureOne.

                                    ARTICLE V

                             Covenants of FutureOne

         5.1 Shareholders notification. Subsequent to the Effective Time, FutureOne shall notify all of its shareholders of the completion of the terms of this Agreement and the transactions contemplated hereunder.

                                   ARTICLE VI

                              Additional Agreements

         6.1 Tax Free Qualification. The parties hereto intend that the transactions contemplated by this Agreement shall qualify as a tax-free exchange under Section 368 of the Internal Revenue Code. Each party has relied on its own professional tax advisors in determining the income tax effects of this transaction on their corporations and the stockholders of their corporation.

         6.2 Accounting methods. The parties hereto warrant that all financial statements and other financial information have been prepared in accordance with Generally Accepted Accounting Principles.

         6.3 Employment Contracts. Upon the Effective Date, PSI shall enter into an employment contract with Michael Mazick. The contract shall include the following basic terms: (i) The contracts shall be for a period of three years,
(ii) the contract shall be terminable only for cause, with cause defined as gross negligence or willful misconduct (iii) the compensation of Mr. Mazick shall be $100,000 per year plus a bonus if certain goals are achieved, (iv) such compensation shall only be payable if predetermined revenue and profit goals, which support such compensation, are achieved and (vi) Mr. Mazick shall be entitled to other benefits that are, or may be made available to, FutureOne management, including stock option plans.

         6.4 PSI Management Responsibility to FutureOne. PSI agrees to provide FutureOne with regular financial and operating reports that will allow FutureOne management to monitor its activities.

                                   ARTICLE VII

               Conditions Precedent to Obligations of all Parties

         7.1 Obligations. The obligations of the parties to consummate the Acquisition are subject to the fulfillment prior to or at the Closing of each of the following conditions, except as such parties may legally waive such conditions in writing:

         7.2 Litigation. On the Closing Date, there shall not be pending or threatened any claim, action, suit or proceeding against any of the parties hereto or any of their affiliates which, if adversely determined, might prevent or materially hinder consummation of the Acquisition contemplated by this Agreement, result in payment of substantial damages as a result of such Acquisition and the transactions contemplated hereby or otherwise materially impair the benefits to any party or parties contemplated hereby and no investigation by any governmental agency shall be pending or threatened which might eventually result in any such suit, action or other proceeding.

         7.3 Corporate documents. As of the Effective Date, PSI shall immediately make available to FutureOne any and all original corporate and financial records and copies of any other records of PSI and PSI shall provide for the safekeeping of all such documents.

         7.4 Covenants not to compete. Current PSI shareholders and key employees shall execute an all Agreements not to compete with PSI or FutureOne.

                                  Article VIII

                               General Provisions

         8.1 Notices. Any notice hereunder to a party shall be deemed to be properly served in writing and personally delivered or mailed to:

         In the case of PSI:
                  PSI, Corp.
                  2099 W. Acoma Bld.
                  Lake Havasu City, AZ 86403
                  Attn  Michael Mazick, President

         In the case of FutureOne:
                  FutureOne. Inc.
                  4250 East Camelback Road
                  Suite K-192
                  Phoenix, AZ 85018-2751
                  Attention:  Kendall Q. Northern, President

Or to such other address as may have been furnished in writing by such party to the other parties to this Agreement and shall be deemed to have been given as of the time delivered or, if mailed, as of the time acknowledged as received if mailed registered or certified mail, postage prepaid, it being the intention that all notices pursuant hereto shall be effective only upon receipt.

         8.2 Interpretations. To the extent permitted by the context in which used; (a) words in the singular number shall include the plural, words in the masculine gender shall include the feminine and neuter, and vice versa; and (b) references to "persons" or "parties" in this Agreement shall be deemed to refer to natural persons, corporations, and all other entities. This instrument shall be construed in accordance with the fair meaning of its language, and shall not be construed for or against the party drafting it, solely because of such fact.

         8.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall constitute one and the same document.

         8.4 Section headings and gender. The section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof. The use of the masculine or any other pronoun herein when referring to any party has been for convenience only and shall be deemed to refer to the particular party intended regardless of the actual gender of such party.

         8.5 Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the transactions contemplated hereby, and any previous Agreements or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement.

         8.6 Non-assignability. The obligations of this Agreement are personal to each party, and neither the rights nor obligations under this Agreement may be assigned or transferred by any party in any manner whatsoever, nor are such rights or obligations subject to involuntary alienation, assignment or transfer.

         8.7 Exclusive governing law. This Agreement shall be exclusively construed in accordance with the laws of the State of Arizona.

         8.8 Severability. The unenforceability, invalidity or illegality of any provision of this Agreement shall not render the other provisions unenforceable, invalid, or illegal. If any term, provision, covenant or condition of this Agreement is invalidated due to its scope or breadth, such term, provision, covenant, or condition shall be deemed valid to the extent of the scope or breadth permitted by law in accordance with the intent of the parties as expressed herein.

         8.9 Waiver of terms. Any of the terms and conditions of this Agreement, to the extent permitted by law, may be waived at any time by the party which is or whose shareholders are entitled to the benefit thereof by action taken by the boards of directors of such party, or by the President thereof authorized to act for such party, whether before or after action with respect to this Agreement on behalf of the shareholders of the parties, or any one or more of them, provided, however, that such action shall be taken only if, in the judgment of the board of directors or officer taking such action, such waiver will not have a materially adverse effect on the benefits intended hereunder to the shareholders of its or his corporation. Such action shall be evidenced by written notice signed by its President of the party taking such action.

         8.10 Cooperation. Subject to the terms and conditions herein provided each of the parties hereto shall use its best lawful efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be delivered, such additional documents and instruments and to do or cause to be done all things necessary, proper or advisable, under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement.

         8.11 Arbitration; Exclusive jurisdiction and venue. The parties hereby agree to exclusively submit all controversies, claims and matters of difference to arbitration in Phoenix, Arizona according to the rules and practices of the American Arbitration Association from time to time in force, except to the extent that such rules and practices are inconsistent with the terms of this Agreement. This submission and Agreement to arbitrate shall be specifically enforceable. The arbitrator shall exclusively apply Arizona law as though he or she were bound by the applicable statutes and precedents in case law. The arbitrator shall have the power to issue any award, judgment, decree, or order of relief that a court of law or equity could issue under Arizona law, including but not limited to money damages, specific performance, or injunctive relief. In the event that any party refuses to submit to arbitration, the party that has submitted to arbitration shall be empowered to file the appropriate action in a court in Maricopa County, Arizona. In all disputes, the non-prevailing party shall be pay the reasonable attorneys' fees and costs of the prevailing party.

         8.12 Enforcement. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

         8.13 Attorneys fees and costs. Except as otherwise provided herein, each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions incurred in connection with this Agreement and the transactions contemplated hereby.

         8.14 Amendment of Agreement. Notwithstanding anything to the contrary in this Agreement, to the extent permitted by law, this Agreement may be amended, supplemented or interpreted at any time by written instrument duly executed by each of the parties hereto which shall have been authorized by appropriate action taken by the board of directors of the parties hereto and, in the case of an interpretation, the actions of such board of directors shall be binding.

         8.15 Governing law of merged entities. FutureOne, as the acquiring corporation, is to be governed by the laws of the State of Nevada, and shall comply with the applicable provisions of the laws of the State of Nevada as amended. These Articles of Exchange shall be filed with the Nevada Secretary of State and the Arizona Secretary of State so that:

         (a) FutureOne may be served with process in any proceeding for enforcement of Rights of Dissenting Shareholders of PSI against FutureOne; and

         (b) FutureOne may be served with process in any proceeding for the enforcement of any obligation under the provisions of the Nevada Revised Statutes pertaining to dissenting shareholders of PSI, and

         (c) The former shareholders of PSI, which as the acquired corporation, are entitled only to the rights as provided herein and under the Nevada Revised Statutes

         8.16 Indemnification. The current Stockholders, Board of Directors and officers of PSI hereby indemnifies, holds harmless, and agrees to defend FutureOne, its officers and Directors, from any and all claims that may arise from any and all acts or actions, whether intentional or otherwise, of PSI that may have occurred before the closing date of this Agreement or may arise from this Agreement, if it shall be determined that PSI has breached any of its representations or warranties under this Agreement or if any financial statements delivered under this Agreement shall contain material misstatement of fact.

IN WITNESS WHEREOF, each of the Parties hereto, pursuant to authority duly granted to each by their respective board of directors has caused these Articles of Exchange between PSI and FutureOne, to be executed by its respective authorized officers on the date first written above.

  FutureOne Inc.                                  Priority Systems, Inc.
  (a Nevada corporation)                          (an Arizona corporation)


       /s/Kendall Q. Northern                          /s/Michael Mazick
   ----------------------------------             -----------------------------
  By:  Kendall Q. Northern                        By:  Michael Mazick
  Its:   President                                Its:  President

      FutureOne, Inc.


         /s/Eric J. Cook
      --------------------
      By:  Eric J. Cook
      Its:   Secretary



      PSI Shareholders


          /s/Michael Mazick                       /s/Eric Drell
   --------------------------------       -----------------------------------
   Michael Mazick                         Eric Drell

         /s/David Scheller                       /s/Steve Bently
   --------------------------------       -----------------------------------
   David Scheller                         Steve Bently


State of Arizona      )
County of Maricopa    )

Sworn and subscribed to me this 29 day of SEPT 1998 by Kendall Q. Northern and Michael Mazick, Presidents of FutureOne, Inc. and Priority Systems, Inc., respectively and known to me to be the individuals subscribed by said name in and who executed the foregoing instrument and acknowledged that they executed same for the uses and purposes therein set forth.

                                             /s/Eric J. Cook
                                    -------------------------------------------
                                    Notary Public
                                    My Commission Expires          [Notary Seal]
                                                         ----------

State of Arizona     )
County of Maricopa   )

Sworn and subscribed to me this      day of                1998 by Eric J. Cook,
                                ----        --------------
Secretary of FutureOne, Inc. and known to be the individual subscribed by said name in and who executed the foregoing instrument and acknowledged that they executed same for the uses and purposes therein set forth.


                                    ------------------------------------
                                    Notary Public
                                    My Commission Expires
                                                          --------------

             FILED                      ARTICLES OF EXCHANGE           ($125.00)
     IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE               BY AND BETWEEN
        STATE OF NEVADA
                                           FutureOne, Inc.
          APR 08 1999                  (A Nevada Corporation)

         NO. C4435-94                            AND
        /s/Dean Heller
DEAN HELLER, SECRETARY OF STATE          Ubiquity Design LLC
                                    (An Arizona Limited Liability
                                              Company)


                  THESE ARTICLES OF EXCHANGE are entered into this 31st day of March, 1999, by and between, Ubiquity Design LLC dba Rocket Science Creative, an Arizona Limited Liability Company (hereinafter "Ubiquity"), and FutureOne, Inc., a Nevada Corporation (hereinafter "FutureOne").

                                    RECITALS

         FutureOne has an aggregate number of authorized shares of capital stock being a single class, common stock without series, consisting of Fifty Million (50,000,000) shares $0.001 par value, of which approximately Twelve Million One Hundred Thirty Five Thousand (12,135,000) shares are fully paid, issued and outstanding on the books of the Corporation (pre-exchange).

         The principal office of FutureOne is located at 4250 East Camelback Road, Suite K-192, Phoenix, Arizona 85018; Resident Agency National, 377 South Nevada Street, Carson City, Nevada 89703 is the registered agent of record upon whom service of process for FutureOne may be received within the state of Nevada, and the corporation is governed by Nevada law.

         Ubiquity has an aggregate capital consisting of One hundred (100) Member shares, issued and outstanding on the books of the company which represents 100% ownership of Ubiquity (pre-exchange).

         The principal office of Ubiquity is located at 4388 N. Civic Center Plaza, Suite 200 Scottsdale Arizona, 85251, Blume Law Firm PC 11801 N. Tatum Blvd., Suite 108, Phoenix, Arizona 85028-1612, is the registered agent of record upon whom service of process for Ubiquity may be received within the state of Arizona; and the company is governed by Arizona law.

         The Boards of Directors and/or Managing Member of the Parties will recommend and notice these Articles of Exchange pursuant to the Arizona Revised Statutes and the Nevada Revised Statutes.

         The transactions contemplated under this Agreement were adopted and ratified on March 10, 1999 at a Special Meeting of the Board of Directors of FutureOne by a unanimous vote of the Directors.

         The transactions contemplated under this Agreement were adopted and ratified on March 10, 1999 at a Special Meeting of Members of Ubiquity by a unanimous vote of the Member shares of record, and

The respective Boards of Directors of FutureOne and Members of Ubiquity have determined that it is desirable, upon the terms and subject to the conditions set forth herein, that FutureOne acquire Ubiquity and that Ubiquity be a wholly-owned subsidiary of FutureOne, with the member shares of Ubiquity's common stock being converted into shares of FutureOne, with the effect that FutureOne shall become the owner of 100 percent of the issued and outstanding member shares of Ubiquity, all as hereinafter set forth.

Accordingly, in consideration of the mutual covenants and Agreements contained herein, it is agreed that, in accordance with the applicable statutes of the States of Arizona and Nevada. Ubiquity shall be at the "Effective Time" (as that term is defined in Section 1.2 hereof) acquired by FutureOne (the "Acquisition"), and that the terms and conditions of the Acquisition, the mode of carrying same into effect, the manner and basis of convening shares, and such other provisions as are deemed necessary or desirable to be effected by the Acquisition.

         NOW, THEREFORE, in consideration of the mutual promises, Agreements and benefits contained herein, it is agreed by and between the parties as follows:

                                    ARTICLE I

                              Terms of Acquisition

         1.1 Acquisition. At the Effective Time, Ubiquity shall be acquired by FutureOne, such that Ubiquity shall be a wholly-owned division of FutureOne, or one of its subsidiaries, and the separate existence of Ubiquity will be terminated, and FutureOne shall continue in existence as the parent corporation, doing business as "FutureOne." From and after the Effective Time, the corporate existence of FutureOne, with all its rights, privileges, immunities, powers and purposes, shall continue unaffected and unimpaired by the Acquisition.

         1.2 Closing and Effective Time. The consummation of file Acquisition of Ubiquity by FutureOne (the "Closing") shall take place at the offices of FutureOne, Inc. at 3:30 PM, Arizona time, on the first day after which (a) all conditions set forth in this Agreement have been satisfied: or (b) at such other place, date, and time as may be agreed upon by FutureOne and Ubiquity. The date on which the closing shall take place shall be hereinafter referred to as the "Closing Date." Simultaneously, with the consummation of the Closing, this Agreement, or Articles of Exchange, as appropriate, and all other instruments or documents required to make the Acquisition effective or complete the transaction as contemplated by the terms of this Agreement shall be filed with the appropriate governmental agencies or authorities in accordance with the provisions of the laws of the States of Arizona and Nevada. The date on which the Acquisition shall become effective shall be the date all appropriate filings have been made in accordance with Arizona and Nevada law and such date is herein call the "Effective Time."

         1.3 Effect of Acquisition. At the Effective Time, the effects of the consummation of the Acquisition of FutureOne and Ubiquity shall he that FutureOne shall own all of the issued and outstanding Member shares of Ubiquity, and Ubiquity shall become a wholly-owned division of FutureOne, or one of its subsidiaries.

         1.4 Management Agreement. At the Effective Time, the Management Agreement of Ubiquity may be amended as necessary to be consistent with the fiscal year of FutureOne and to allow other provisions of this Agreement to be carried out according to terms specified herein.

         1.5 Manager. As of the closing date, certain Directors of FutureOne, Kendall Q. Northern and Earl J. Cook, shall be appointed as the Managers of Ubiquity and shall serve from and after the Closing Date. As of the closing date any and all other Managers of Ubiquity shall resign.

         1.6 Other action. Upon and after the Effective Time, Ubiquity shall take all such action as shall be deemed necessary or appropriate by FutureOne. In case that, at any time after the Effective Time, FutureOne and Ubiquity shall consider or be advised that any further deeds, assignments, conveyances, or instruments are necessary or desirable to carry out the provisions of the Agreement, the proper officers and directors of FutureOne and Ubiquity as of the Effective Time shall execute and deliver any and all proper deeds, assignments, and assurances of law, and do all things necessary or appropriate and proper to carry out the provisions of the terms of this Agreement.

                                   ARTICLE II

         Terms of the Transaction and the Manner and Basis of Converting the Shares of Ubiquity

         2.1 Shares of FutureOne. Each share of FutureOne Common Stock held by current shareholders prior to the Effective Time shall continue to remain issued and outstanding and be unaffected by the Acquisition, which shares, together with the shares of Ubiquity Common Stock converted by virtue of the Acquisition under Section 2.2 below shall, after the effectiveness of the Acquisition, constitute the total issued and outstanding FutureOne Common Stock.

         2.2 Exchange of shares of Ubiquity. At the Effective Time, all of the One Hundred (100) issued and outstanding Member shares of Ubiquity, or a certified ownership list, shall be exchanged for the number of shares of FutureOne computed by dividing the unpaid balance of the purchase price, as determined in Section 2.3 below, by the closing price of FutureOne stock on the OTC Bulletin Board as of the date of the offer, by FutureOne, to acquire Ubiquity (January 12, 1999), which was $3.50 per share. Upon execution of these Articles of Exchange, the shareholders of Ubiquity will be instructed to deposit all One Hundred (100) Member shares, or a certified ownership list, in a manner that will effectuate the proper transfer of said Member shares to FutureOne, at the following address:

                 Holladay Stock Transfer Agency ("Transfer Agent") 4350 Fast Camelback Road, Suite F100
                 Phoenix, Arizona 85018

After the effective date, said Member shares shall be exchanged as described herein, each certificate shall be exchanged without cost to the shareholder. Any additional or mutable exchanges requested by Ubiquity shareholders will be charged to said Ubiquity shareholders, the prevailing rate by the transfer agent. In the event of the termination or abandonment by any Party prior to the effective date, all shares held by the transfer agent will by promptly returned via registered mail to each Ubiquity shareholder. From and after the Effective Time, the member shares of Ubiquity outstanding immediately prior thereto shall cease to be shares of Ubiquity, irrespective of whether certificates evidencing such shares have been surrendered, and there shall be no further transfer or issuance of certificates for Ubiquity Member shares, provided, however, that with respect to any certificate thereto issued, which has been lost or destroyed, FutureOne may replace such certificate upon receipt of satisfactory evidence of ownership of the shares represented thereby and of appropriate indemnification.

         2.3 Purchase Price of Ubiquity. The Parties hereto have mutually agreed, that based on the financial statements and other documents presented by Ubiquity to FutureOne, that the value of Ubiquity indicated by these records is $350,000 and accordingly the Members of Ubiquity shall be paid the number of shares of FutureOne stock as determined under Section 2.2 above.

                                   ARTICLE III

                   Representations and Warranties of FutureOne

         3.1 Due incorporation, good standing, qualification. FutureOne is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with all requisite corporate power and authority to own, operate, and lease its properties and to carry on its business as presently conducted.

         3.2 Authority and compliance; no violation. FutureOne, to the best of its knowledge, has full corporate power and lawful authority to execute and deliver this Agreement, and to consummate and perform the transactions contemplated hereby.

         3.3 Other. FutureOne, to the best of its knowledge, has disclosed relevant financial and corporate information regarding this transaction to Ubiquity.

                                   ARTICLE IV

                   Representations and Warranties of Ubiquity

         4.0 Due Incorporation, good standing, qualification. Ubiquity is a Limited Liability Company duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization with all requisite corporate power and authority to own, operate and lease its properties and carry on its business as presently conducted. Ubiquity is not subject to any material disability by reason of the failure to be duly qualified as a foreign corporation for the transaction of business and in good standing under the laws of any jurisdiction.

         4.1 Authority and compliance; no violation. Ubiquity has full corporate power and lawful authority to execute and deliver this Agreement, and to consummate and perform the transactions contemplated hereby. The execution and delivery of this Agreement by Ubiquity, and the consummation and performance of the transactions contemplated hereby shall have been fully and validly authorized by all necessary Members and other proceedings, and this Agreement shall constitute the valid obligation of Ubiquity, legally binding upon it in accordance with its terms. No approval or consent of any federal, state, county, local or other governmental agency or body is required to be obtained by Ubiquity in connection with the execution, delivery, consummation and performance of this Agreement by Ubiquity. The execution, delivery, consummation and performance of this Agreement by Ubiquity shall not conflict with or result in the breach or violation of any term or provision of, or constitute a material default under, any statute, indenture, mortgage, deed of trust, note agreement, or other agreement or instrument by which it is bound, or any law, order, writ, injunction, decree, rule or regulation of any court or any governmental agency or body.

         4.2 Financial statement and Due Diligence. Ubiquity represents that, prior to the Effective date, it has provided FutureOne with complete financial statements that fairly and accurately present the financial and corporate position of Ubiquity as of the date indicated and the report of its operations and changes in the financial position for the period then ended, in conformity with generally accepted accounting principles applied on a consistent basis, and includes all adjustments, consisting only of normally occurring accruals, necessary for a fair statement of the results of operations for such period. Ubiquity does not have any material liabilities or obligations of a type which would be included on a balance sheet prepared in accordance with generally accepted accounting principles, whether or not accrued or contingent and whether or not determined or determinable, including, without limitation, tax liabilities, except as disclosed in said financial statements.

         4.3 No material change. Since December 31, 1998, there has not been (i) any material change in the financial conditions and Due Diligence Report as referred to in Section 4.2 above, business, properties, or assets of Ubiquity,
(ii) any event or condition of any character which has materially and adversely affected the business of Ubiquity, or (iii) any mortgage or pledge of any material amount of the properties or assets of Ubiquity, except in each case as disclosed in or contemplated by the financial statements and related footnotes thereto referred in Section 4.2 above.

         4.4 Tax matters. Ubiquity has duly filed with all of the appropriate federal, state, and local and foreign governmental agencies all tax returns and reports which are required to be filed by any individual, entity, or governmental agency, and have paid in full all taxes, interests, penalties, assessments or deficiencies shown to be due on such tax returns and reports or claimed to be due by any taxing authority. Ubiquity is not a party to any pending action or proceeding threatened by any governmental authority, for assessment or collection of taxes, and no claims for assessment or collection of taxes have been asserted against Ubiquity.

         4.5 Title to properties. Ubiquity has good and clear title to all significant Properties and assets, real and personal, which its purports to own, free and clear of all security interests, liens, claims, encumbrances and charges, except for (i) liens for current taxes not yet due and payable, (ii) liens, encumbrances and claims disclosed in the Financial Statements and related notes thereto of Ubiquity referred to in Section 4.2 above of this Article IV, and (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and do not materially detract from the value, or materially interfere with the use of the property subject thereto or affected thereby or otherwise materially impair business operations being conducted thereon. All leases pursuant to which Ubiquity leases any substantial amount of real or personal property are valid and effective in accordance with the respective terms.

         4.6 Litigation. There is no action, suit or proceeding, pending or, to the knowledge of Ubiquity, threatened against or affecting Ubiquity, at law or in equity, or before or by any individual, entity, or federal, state, municipal or any other governmental department, commission, board, bureau, agency or instrumentality which, if determined adversely to Ubiquity, would individually or in the aggregate have a material adverse effect on the business, properties, operations, prospects or assets, or the condition, financial or otherwise of Ubiquity.

         4.7 Rights and licenses. Ubiquity is not subject to any material liability by reason of its failure to process any trademark, trademark right, trade name, trade name right or license.

         4.8 Other. Ubiquity has fully disclosed, and shall disclose, all financial and corporate information regarding this transaction, whether material or inconsequential, to FutureOne.

                                    ARTICLE V

                             Covenants of FutureOne

         5.1 Shareholders notification. Subsequent to the Effective Time, FutureOne shall notify all of its shareholders of the completion of the terms of this Agreement and the transactions contemplated hereunder.

                                   ARTICLE VI

                              Additional Agreements

         6.1 Tax Free Qualification. The parties hereto intend that the transactions contemplated by this Agreement shall qualify as a tax-free exchange under Section 368 of the Internal Revenue Code. Each party has relied on its own professional tax advisors in determining the income tax effects of this transaction on their entities and the stockholders/Members of their entities.

         6.2 Accounting methods. The parties hereto warrant that all financial statements and other financial information have been prepared in accordance with Generally Accepted Accounting Principles.

         6.3 Prior Earned Compensation. The parties agree that certain adjustments will be made to the Financial statements of Ubiquity so that certain compensation and/or earnings for 1998, may be paid to the members of Ubiquity. There were approximately $36,000 of uncollected accounts receivable and approximately $11,000 of unpaid accounts payable still outstanding as of year end. Therefor, prior to the closing, Ubiquity shall record certain amounts due to its members to be paid to its members from the proceeds of the accounts receivable, if and when collected, but only after paying the accounts payable. The effect of this provision is intended to allow the members to withdraw their prior year earnings available from the net cash flow of existing accounts receivable and accounts payable, but that under no circumstances shall any cash be provided by FutureOne to pay any such amount due the members arising from this provision.

         6.4 Employees. Ubiquity agrees to terminate any and all employees and/or employment contracts as of the closing date and the three employees that FutureOne desires to retain shall be employed by FutureOne, or one of its subsidiaries, under employment agreements entered into concurrently with the signing of this Agreement.

         6.5 Resignations. Immediately after the Closing Date, Ubiquity shall turn over to FutureOne original resignations of each of Managers.

                                   ARTICLE VII

               Conditions Precedent to Obligations of all Parties

         7.1 Obligations. The obligations of the parties to consummate the Acquisition are subject to the fulfillment prior to or at the Closing of each of the following conditions, except as such parties may legally waive such conditions in writing:

         7.2 Litigation. On the Closing Date, there shall not be pending or threatened any claim. action, suit or proceeding against any of the parties hereto or any of their affiliates which, if adversely determined, might prevent or materially hinder consummation of the Acquisition contemplated by this Agreement, result in payment of substantial damages as a result of such Acquisition and the transactions contemplated hereby or otherwise materially impair the benefits to any party or parties contemplated hereby and no investigation by any governmental agency shall be pending or threatened which might eventually result in any such suit, action or other proceeding.

         7.3 Company documents. As of the Effective Date, Ubiquity shall immediately make available to FutureOne any and all original company and financial records and copies of any other records of Ubiquity, Ubiquity shall provide for the safekeeping of all such documents.

         7.4 Covenants not to compete. Current Ubiquity Members and employees shall, concurrently with the signing of this Agreement, execute an Agreement not to compete with Ubiquity or FutureOne for a period of three years.

                                  Article VIII

                               General Provisions

         8.1 Notices. Any notice hereunder to a party shall be deemed to be properly served in writing and personally delivered or mailed to:

         In the case of Ubiquity:
                  Ubiquity Design LLC
                  4388 N. Civic Center Plaza, #200
                  Scottsdale, Arizona 85251
                  Attn: R. Tucker Woodbury, Managing Member

         In the case of FutureOne:
                  FutureOne, Inc.
                  4250 Fast Camelback Road
                  Suite K-192
                  Phoenix, AZ 85018-2751
                  Attention: Kendall Q. Northern, President

Or to such other address as may have been furnished in writing by such party to the other parties to this Agreement, and shall be deemed to have been given as of the time delivered or, if mailed, as of the time acknowledged as received if mailed registered or certified mail, postage prepaid, it being the intention that all notices pursuant hereto shall be effective only upon receipt.

         8.2 Interpretation. To the extent permitted by the context in which used: (a) words in the singular number shall include the plural, words in the masculine gender shall include the feminine and neuter, and vice versa; and (b) references to "persons" or "parties" in this Agreement shall be deemed to refer to natural persons, corporations, and all other entities. This instrument shall be construed in accordance with the fair meaning of its language, and shall not he construed for or against the party drafting it, solely because of such fact.

         8.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall constitute one and the same document.

         8.4 Section headings and gender. The section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof. The use of the masculine or any other pronoun herein when referring to any party has been for convenience only and shall be deemed to refer to the particular party intended regardless of the actual gender of such party.

         8.5 Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the transactions contemplated hereby, and any previous Agreements or understandings between the parties regarding the subject matter hereof arc merged into and superseded by this Agreement.

         8.6 Non-assignability. The obligations of this Agreement are personal to each party, and neither the rights nor obligations under this Agreement may be assigned or transferred by any party in any manner whatsoever, nor are such rights or obligations subject to involuntary alienation, assignment or transfer.

         8.7 Exclusive governing law. This Agreement shall be exclusively construed in accordance with the laws of the State of Arizona.

         8.8 Severability. The unenforceability, invalidity, or illegality of any provision of this Agreement shall not render the other provisions unenforceable, invalid, or illegal. If any term, provision, covenant or condition of this Agreement is invalidated due to its scope or breadth, such term, provision, covenant, or condition shall be deemed valid to the extent of the scope or breadth permitted by law in accordance with the intent of the parties as expressed herein.

         8.9 Waiver of terms. Any of the terms and conditions of this Agreement, to the extent permitted by law, may be waived at any time by the party which is or whose shareholders/Members are entitled to the benefit thereof by action taken by the boards of directors/Manager of such party, or by the officer thereof authorized to act for such party, whether before or after action with respect to this Agreement on behalf of the shareholders/Members of the parties, or any one or more of them, provided, however, that such action shall be taken only if, in the judgment of the board of directors/Manager or officer taking such action, such waiver will not have a materially adverse effect on the benefits intended hereunder to the shareholders/Members of its or his entity. Such action shall be evidenced by written notice signed by the officer of the party taking such action.

         8.10 Cooperation. Subject to the terms and conditions herein provided, each of the parties hereto shall use its best lawful efforts to take, or cause to he taken, such action, to execute and deliver, or cause to be delivered, such additional documents and instruments and to do or cause to be done all things necessary, proper or advisable, under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement.

         8.11 Arbitration; Exclusive jurisdiction and venue. The parties hereby agree to exclusively submit all controversies, claims, and matters of difference to arbitration in Phoenix, Arizona, according to the rules and practices of the American Arbitration Association from time to time in force, except to the extent that such rules and practices are inconsistent with the terms of this Agreement. This submission and Agreement to arbitrate shall be specifically enforceable. The arbitrator shall exclusively apply Arizona law as though he or she were bound by the applicable statutes and precedents in case law. The arbitrator shall have the power to issue any award, judgment, decree, or order of relief that a court of law or equity could issue under Arizona law, including but not limited to money damages, specific performance, or injunctive relief. In the event that any party refuses to submit to arbitration, the party that has submitted to arbitration shall be empowered to file the appropriate action in a court in Maricopa County, Arizona. In all disputes, the non-prevailing party shall be pay the reasonable attorneys' fees and costs of the prevailing party.

         8.12 Enforcement. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

         8.13 Attorneys fees and costs. Except as otherwise provided herein, each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions incurred in connection with this Agreement and the transactions contemplated hereby.

         8.14 Amendment of Agreement. Notwithstanding anything to the contrary in this Agreement, to the extent permitted by law, this Agreement may be amended, supplemented or interpreted at any time by written instrument duly executed by each of the parties hereto which shall have been authorized by inappropriate action taken by the board of directors/Manager of the parties hereto and, in the case of an interpretation, the actions of such board of directors/Manager shall be binding.

         8.15 Governing law of merged entities. FutureOne, as the acquiring corporation, is to be governed by the laws of the State of Nevada, and shall comply with the applicable provisions of the laws of the State of Nevada as amended. These Articles of Exchange shall be filed with the Nevada Secretary of State and the Arizona Secretary of State so that:

         (a) FutureOne may be served with process in any proceeding for enforcement of Rights of Dissenting Members of Ubiquity against FutureOne; and

         (b) FutureOne may be served with process in any proceeding for the enforcement of any obligation under the provisions of the Nevada Revised Statutes pertaining to dissenting shareholders of FutureOne; and

         (c) The former Members of Ubiquity, which as the acquired entity, are entitled only to the rights as provided herein and under the Nevada Revised Statutes

         8.16 Indemnification. The current Members and Manager of Ubiquity hereby indemnify, hold harmless, and agree to defend FutureOne, its officers and Directors, from any and all claims that may arise from any and all acts or actions, whether intentional or otherwise, of Ubiquity that may have occurred before the closing date of this Agreement or may arise from this Agreement, if it shall be determined that Ubiquity has breached any of its representations or warranties under this Agreement or it any financial statements delivered under this Agreement shall contain material misstatements of fact.

IN WITNESS WHEREOF, each of the Parties hereto, pursuant to authority duly granted to each by their respective board of directors/Manager, has caused these Articles of Exchange between Ubiquity and FutureOne, to be executed by its respective authorized officers on the date first written above.

    FutureOne, Inc.                    Ubiquity Design, LLC
    (a Nevada corporation)             (an Arizona limited liability company)


         /s/Kendall Q. Northern             /s/R. Tucker Woodbury
    ------------------------------     -----------------------------------
    By:  Kendall Q. Northern           By:  R. Tucker Woodbury
    Its:  President                    Its:  Manager

    FutureOne, Inc.


          /s/Eric J. Cook
    ------------------------------
    By:  Eric J. Cook
    Its:   Secretary

    Ubiquity Members


    /s/R. Tucker Woodbury              /s/Shalome Patrick
    ------------------------------     -----------------------------------
    R. Tucker Woodbury                 Shalome Patrick


    /s/Craig A. Budwitz                /s/Randall S. Smith
    ------------------------------     -----------------------------------
    Craig A. Budwitz                   Randall S. Smith

State of Arizona        )
County of Maricopa      )

Sworn and subscribed to me this 31 day of MARCH 1999 by Kendall Q. Northern, President of FutureOne, Inc., known to me to be the individual subscribed by said name in and who executed the foregoing instrument and acknowledged that they executed same for the uses and purposes therein set forth.

       /s/Eric J. Cook                 My Commission Expires
----------------------------------                          -------------------
Notary Public                             [Notary Seal]

State of Arizona        )
County of Maricopa      )

Sworn and subscribed to me this 31 day of March 1999 R. Tucker Woodbury Managing Member of Ubiquity Design LLC, respectively and known to me to be the individuals subscribed by said name in and who executed the foregoing instrument and acknowledged that they executed same for the uses and purposes therein set forth.

       /s/Eric J. Cook                 My Commission Expires
-----------------------------                               -------------------
Notary Public                             [Notary Seal]

State of Arizona        )
County of Maricopa      )


Sworn and subscribed to me this 31st day of March 1999 by Eric J. Cook, Secretary of FutureOne, Inc. and known to me to be the individual subscribed by said name in and who executed the foregoing instrument and acknowledged that they executed same for the uses and purposes therein set forth.

       /s/Donna L. Lewis               My Commission Expires      7-16-2001
-----------------------------                               -------------------
Notary Public                             [Notary Seal]

State of Arizona        )
County of Maricopa      )


Sworn and subscribed to me this 31 day of MARCH 1999 R. Tucker Woodbury Managing Member of Ubiquity Design LLC, respectively and known to me to be the individuals subscribed by said name in and who executed the foregoing instrument and acknowledged that they executed same for the uses and purposes therein set forth.

       /s/Eric J. Cook                 My Commission Expires
-----------------------------                               -------------------
Notary Public                             [Notary Seal]

State of Arizona        )
County of Maricopa      )


Sworn and subscribed to me this 31 day of MARCH 1999 by Craig A. Budwitz, a Member of Ubiquity Design, LLC, and known to me to be the individual subscribed by said name in and who executed the foregoing instrument and acknowledged that they executed same for the uses and purposes therein set forth.

       /s/Eric J. Cook                 My Commission Expires
-----------------------------                               -------------------
Notary Public                             [Notary Seal]

State of Arizona        )
County of Maricopa      )


Sworn and subscribed to me this 31 day of MARCH 1999 by Shalome Patrick, a member of Ubiquity Design LLC, and known to me to be the individual subscribed by said name in and who executed the foregoing instrument and acknowledged that they executed same for the uses and purposes therein set forth.

       /s/Eric J. Cook                 My Commission Expires
-----------------------------                               -------------------
Notary Public                             [Notary Seal]

State of Arizona        )
County of Maricopa      )

Sworn and subscribed to me this 31 day of MARCH 1999 by Randall S. Smith a Member of Ubiquity Design, LLC, and known to me to be the individuals subscribed by said name in and who executed the foregoing instrument and acknowledged that they executed same for the uses and purposes therein set forth.

       /s/Eric J. Cook                 My Commission Expires
-----------------------------                               -------------------
Notary Public                             [Notary Seal]